EXHIBIT 2.1




                   AGREEMENT AND PLAN OF MERGER

                               among

                   SUMMIT ACCEPTANCE CORPORATION

                        S-ACQUISITION CORP.

                 CAPITAL ONE FINANCIAL CORPORATION

                                and

                     THE SELLERS NAMED HEREIN

                     Dated as of July 13, 1998


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                         TABLE OF CONTENTS

                                                               Page


                             ARTICLE I
                            THE MERGER

 SECTION 1.1  The Merger........................................1
 SECTION 1.2  Effective Time....................................2
 SECTION 1.3  Effects of the Merger.............................2
 SECTION 1.4  Certificate of Incorporation; By-Laws.............2
 SECTION 1.5  Directors and Officers............................2
 SECTION 1.6  Conversion of Company Common Stock and
               Warrants; Stock of Surviving Corporation.........2
 SECTION 1.7  Treatment of Options..............................3
 SECTION 1.8  Fractional Interests..............................4
 SECTION 1.9  Surrender of Shares of Company Common Stock
               and Base Warrants; Stock Transfer Books..........5
 SECTION 1.10  Closing and Closing Date.........................6


                            ARTICLE II
      REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND STOCK
                              SELLERS

 SECTION 2.1  Organization and Qualification; Subsidiaries......6
 SECTION 2.2  Capitalization....................................7
 SECTION 2.3  Actions and Authority; Enforceability; Title;
               Written Consent..................................8
 SECTION 2.4  Absence of Certain Changes........................9
 SECTION 2.5  Financial Statements..............................9
 SECTION 2.6  Consents and Approvals; No Violation.............11
 SECTION 2.7  Brokers..........................................11
 SECTION 2.8  Employee Benefit Matters.........................11
 SECTION 2.9  Actions and Proceedings..........................14
 SECTION 2.10  Tax Matters.....................................14
 SECTION 2.11  Compliance with Law.............................16
 SECTION 2.12  Intellectual Property...........................17
 SECTION 2.13  Real Property; Personal Property................18
 SECTION 2.14  Insurance.......................................19
 SECTION 2.15  Material Contracts..............................19
 SECTION 2.16  Related Party Transactions......................19
 SECTION 2.17  Liens...........................................20
 SECTION 2.18  State Takeover Statute Inapplicable.............20
 SECTION 2.19  Required Action of Company Stockholders.........20
 SECTION 2.20  Employee Relations..............................20
 SECTION 2.21  Loans...........................................21


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 SECTION 2.22  Year 2000.......................................22
 SECTION 2.23  Environmental Matters...........................22
 SECTION 2.24  Reorganization..................................22
 SECTION 2.25  Disclosure......................................22
 SECTION 2.26  Investment......................................22
 SECTION 2.27  Representation Letters..........................23


                            ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF WARRANT SELLERS

 SECTION 3.1  Actions and Authority; Enforceability; Title.....23
 SECTION 3.2  Consents and Approvals; No Violation.............23
 SECTION 3.3  Brokers..........................................24
 SECTION 3.4  Reorganization...................................24
 SECTION 3.5  Investment.......................................24
 SECTION 3.6  Representation Letters...........................24


                            ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

 SECTION 4.1  Organization and Qualification...................24
 SECTION 4.2  Capitalization...................................24
 SECTION 4.3  Authority Relative to this Agreement.............25
 SECTION 4.4  Consents and Approvals; No Violation.............25
 SECTION 4.5  SEC Documents....................................26
 SECTION 4.6  Reorganization...................................26
 SECTION 4.7  Issuance of Parent Common Stock..................27
 SECTION 4.8  Brokers..........................................27
 SECTION 4.9  Form S-3........................................27


                             ARTICLE V
                             COVENANTS

 SECTION 5.1  Conduct of Business of the Company...............27
 SECTION 5.2  Alternative Transactions.........................30
 SECTION 5.3  Access to Information............................30
 SECTION 5.4  Reasonable Best Efforts..........................31
 SECTION 5.5  Indemnification of Officers and Directors........32
 SECTION 5.6  Certain Employee Matters.........................32
 SECTION 5.7  State Takeover Statutes..........................32
 SECTION 5.8  Notification of Certain Matters..................32
 SECTION 5.9  Public Announcements.............................33
 SECTION 5.10  Repayment of Indebtedness; Operative
                Documents; Base Warrants.......................33


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                            ARTICLE VI
                       CONDITIONS OF MERGER

 SECTION 6.1  Conditions to Obligation of the Company,
               Parent and Sub to Effect the Merger.............34
 SECTION 6.2  Conditions to Obligations of the Company
               to Effect the Merger............................34
 SECTION 6.3  Conditions to Obligations of Parent and
               Sub to Effect the Merger........................35


                            ARTICLE VII
                 TERMINATION, AMENDMENT AND WAIVER

 SECTION 7.1  Termination......................................36
 SECTION 7.2  Effect of Termination............................37
 SECTION 7.3  Expenses.........................................37
 SECTION 7.4  Amendment........................................37
 SECTION 7.5  Waiver...........................................37


                           ARTICLE VIII
                          INDEMNIFICATION

 SECTION 8.1  Survival of Representations and Warranties.......37
 SECTION 8.2  Terms of Indemnification.........................38
 SECTION 8.3  Procedures.......................................38
 SECTION 8.4  Limitation on Indemnification Obligations;
               Indemnification Threshold.......................39
 SECTION 8.5  Indemnification Payments.........................40


                            ARTICLE IX
                        GENERAL PROVISIONS

 SECTION 9.1  Notices..........................................40
 SECTION 9.2  Certain Definitions..............................42
 SECTION 9.3  Severability.....................................46
 SECTION 9.4  Entire Agreement; Assignment.....................46
 SECTION 9.5  Parties in Interest..............................47
 SECTION 9.6  Restrictions on Transfer........................47
 SECTION 9.7  Governing Law and Consent to Jurisdiction........48
 SECTION 9.8  Headings.........................................48
 SECTION 9.9  Counterparts.....................................48


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EXHIBIT A      Articles of Incorporation
EXHIBIT B      By-Laws
EXHIBIT C      Warrant Amounts
EXHIBIT D      Registration Rights Agreement
EXHIBIT E      Form of Individual's Representation Letter
EXHIBIT F      Form of Trust's Representation Letter
EXHIBIT G      Form of Corporation/Partnership's Representation
                Letter


                               iv


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                   AGREEMENT AND PLAN OF MERGER

           AGREEMENT AND PLAN OF MERGER, dated as of July 13, 1998 (this "Agreement"), among CAPITAL ONE FINANCIAL CORPORATION, a Delaware corporation ("Parent"), S-ACQUISITION CORP., a Texas corporation and a wholly-owned subsidiary of Parent ("Sub"), SUMMIT ACCEPTANCE CORPORATION, a Texas corporation (the "Company"), the Stock Sellers listed on the signature pages hereto (the "Stock Sellers") and the Warrant Sellers listed on the signature pages hereto (the "Warrant Sellers," and collectively with the Stock Sellers, the "Sellers"). Certain terms used herein are defined in Section 9.2 hereof.

           WHEREAS, the Boards of Directors of Parent, Sub and the Company have each adopted resolutions approving this Agreement, the merger of Sub with and into the Company, and the Company becoming a wholly-owned, direct subsidiary of Parent (the "Merger") in accordance with the Texas Business Corporation Act, as amended (the "TBCA"), and upon the terms and subject to the conditions set forth herein;

           WHEREAS, the Sellers desire to exchange their shares of the Company's common stock and their warrants to purchase shares of the Company's common stock for the common stock of Parent on the terms set forth herein; and

           WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement should constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

           NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, each of Parent, Sub, the Company and the Sellers hereby agree as follows:

                             ARTICLE I

                            THE MERGER


           SECTION 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the TBCA, at the Effective Time (as defined in Section 1.2 hereof), Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). At Parent's election, the Merger alternatively may be structured so that any direct, wholly-owned Subsidiary of Parent which is incorporated in Texas may be substituted for Sub as a constituent corporation in the Merger. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

           SECTION 1.2 Effective Time. The parties hereto shall cause the Merger to be consummated by filing duly executed and verified articles of merger (the "Articles of Merger") on the Closing Date with the Secretary of State of the State of Texas, in such form as is required by, and executed in accordance with, the TBCA. The Merger shall become effective upon filing of the Articles of Merger and the taking of any required action by the Secretary of State of the State of Texas as provided under applicable law. The date and time at which the Merger becomes so effective is referred to herein as the "Effective Time."

           SECTION 1.3 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the TBCA. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

           SECTION 1.4 Certificate of Incorporation; By-Laws. (a) At the Effective Time, and without any further action on the part of Parent, the Company or Sub, the text of the Articles of Incorporation of the Surviving Corporation shall be as set forth in Exhibit A hereto until thereafter amended as provided therein and under the TBCA.

           (b) At the Effective Time and without any further action on the part of Parent, the Company or Sub, the By-Laws of Sub as set forth in Exhibit B hereto shall be the By-Laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Articles of Incorporation of the Surviving Corporation or as provided by law.

           SECTION 1.5 Directors and Officers. The directors of Sub immediately prior to the Effective Time, who shall be Messrs. Fairbank, Morris, Liberson, Willey, Zinn and Lawson, shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed (as the case may be) and qualified.

           SECTION 1.6 Conversion of Company Common Stock and
Warrants; Stock of Surviving Corporation. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or the Sellers:

           (a) Subject to Section 1.8 hereof, each share of common stock, par value $0.01 per share, of the Company ("Company Common Stock"), issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be canceled in accordance with Section 1.6(c) hereof), shall be converted into and represent the right to receive a number of fully paid and nonassessable shares of common stock, par value $0.01 per share, of Parent ("Parent Common Stock") equal to the quotient of (i) 7.5855004, divided by (ii) the Market Price. Such number of shares of Parent Common Stock issuable with respect to a share of Company Common Stock is referred to herein as the "Merger Consideration." The Merger


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


Consideration shall be payable upon the surrender of the certificate formerly representing a share of Company Common Stock. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive (A) the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 1.9(a) hereof and (B) any dividends and distributions payable in accordance with
Section 1.9(c) hereof, in each case without interest and subject to any applicable withholding obligations.

           (b) Subject to Section 1.8 hereof, all Base Warrants held by a Warrant Seller that are issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive, in the aggregate, a number of fully paid and nonassessable shares of Parent Common Stock equal to the quotient of (i) the number set forth on Exhibit C hereto with respect to the applicable Warrant Seller (the "Warrant Amount"), divided by (ii) the Market Price. Such number of shares of Parent Common Stock issuable with respect to a Warrant Seller's Base Warrants is referred to herein as the "Warrant Consideration." As of the Effective Time, all Base Warrants shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Base Warrants shall cease to have any rights with respect thereto, except the right to receive the Warrant Consideration in accordance with this Section 1.6(b) and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 1.9 hereof, without interest and subject to any applicable withholding obligations. As of the Effective Time, all Contingent Warrants and Additional Warrants shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, without any consideration of any sort paid or due in respect thereof. The terms "Contingent Warrant" and "Additional Warrant" shall have the meanings assigned to such terms in the 1997 Agreement and the 1998 Agreement, as applicable.

           (c) Each share of Company Common Stock that is (i) held in the treasury of the Company or (ii) owned by Parent, Sub, any other direct or indirect Subsidiary of Parent or any direct or indirect Subsidiary of the Company, in each case immediately prior to the Effective Time, shall be canceled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto.

           (d) Each share of common, preferred or other capital stock of Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger and shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

           SECTION 1.7 Treatment of Options. (a) Prior to the Effective Time, the Board of Directors of the Company and the Board of Directors of Parent shall adopt appropriate resolutions and take all other actions necessary to provide that, effective as of the Effective Time, all the outstanding stock options (the "Company Stock Options") heretofore granted under any stock option, performance incentive or similar plan of the Company and its Subsidiaries (the


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"Stock Plans") shall be assumed by Parent and converted
automatically into options (collectively, "Parent Stock Options") to purchase shares of Parent Common Stock in an amount and at an exercise price determined as provided below:

           (i) The number of shares of Parent Common Stock to be subject to a Parent Stock Option shall be equal to the product of (A) the number of shares of Company Common Stock subject (immediately prior to the Effective Time) to the related Company Stock Option, multiplied by (B) the Option Exchange Ratio, provided that any fractional share of Parent Common Stock resulting from such multiplication shall be rounded down to the nearest whole share; and

           (ii) The exercise price per share of Parent Common Stock under a Parent Stock Option shall be equal to the quotient of (C) the exercise price per share of the Company Common Stock under the related Company Stock Options, divided by (D) the Option Exchange Ratio, provided that such exercise price shall be rounded down to the nearest cent (except that with respect to any "incentive stock options" (as defined in Section 422 of the Code) such exercise price shall be rounded up to the nearest cent).

The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. After the Effective Time, each Parent Stock Option shall be exercisable and shall vest upon the same terms and conditions as were applicable to the related Company Stock Option immediately prior to the Effective Time.

           (b) Following the Effective Time no holder of a Company Stock Option or any participant in any Stock Plan shall have any right thereunder to acquire capital stock of the Company, Sub, or the Surviving Corporation. As of the Effective Time, none of Sub, the Company, the Surviving Corporation or any of their respective Subsidiaries is or will be bound by any Company Stock Options, other options, warrants, rights or agreements which would entitle any Person, other than Sub or its Affiliates, to own any capital stock of the Company, Sub, the Surviving Corporation or any of their respective Subsidiaries or to receive any payment in respect thereof, except as otherwise provided herein.

           (c) Parent agrees that it shall take all action necessary, on or prior to the Effective Time, to authorize and reserve a number of shares of Parent Common Stock sufficient for issuance upon exercise of Parent Stock Options as contemplated by this Section 1.7.

           SECTION 1.8 Fractional Interests. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued in connection with the Merger, and such fractional interests shall not entitle the owner thereof to any rights of a shareholder of Parent. In lieu of any such fractional interests, each holder of shares of Company Common Stock or Base Warrants exchanged pursuant to Section 1.6 hereof who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all shares of Company Common Stock and Base Warrants then held by such holder) shall receive cash (without interest) in an amount equal to the


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product of (i) such fractional part of a share of Parent Common
Stock, multiplied by (ii) the Market Price.

           SECTION 1.9 Surrender of Shares of Company Common Stock and Base Warrants; Stock Transfer Books. (a) At the Effective Time, each holder of an outstanding certificate or certificates that prior thereto represented shares of Company Common Stock or Base Warrants shall surrender such certificate or certificates to Parent, and Parent shall deliver to each such holder in exchange therefor, without cost to such holder, a certificate for the number of shares of Parent Common Stock into which the shares of Company Common Stock or Base Warrants theretofore represented by the certificate or certificates so surrendered shall have been converted and any cash payable in lieu of any fractional shares of Parent Common Stock as provided in this Article I. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate for shares or warrants surrendered in exchange therefor is registered, it shall be a condition of such exchange that the holder requesting such exchange shall pay to Parent any transfer taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than the registered holder of the certificate surrendered, or shall establish to the satisfaction of Parent that such taxes have been paid or are not applicable. Notwithstanding the foregoing, no party hereto shall be liable to a holder of shares of Company Common Stock or Base Warrants for any Parent Common Stock or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

           (b) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of shares of Company Common Stock or Base Warrants outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock or Base Warrants except as otherwise provided for herein or by applicable law. If after the Effective Time, certificates representing shares of Company Common Stock or Base Warrants are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing Parent Common Stock and, if required pursuant to Section 1.8 hereof, cash, pursuant to the provisions of this Article I.

           (c) No dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock shall be paid to the holder of any unsurrendered certificate representing shares of Company Common Stock or Base Warrants with respect to the shares of Parent Common Stock that such holder is entitled to receive and no cash payment in lieu of fractional interests shall be paid pursuant to Section 1.8 hereof until such holder shall surrender such certificate in accordance with the provisions of this Agreement. Upon such surrender, Parent shall cause to be paid to the Person in whose name the certificates representing such shares of Parent Common Stock shall be issued, any dividends or distributions with respect to such shares of Parent Common Stock which have a record date after the Effective Time and which have become payable between the Effective Time and the time of such surrender. In no event shall the Person entitled to receive such dividends or distributions be entitled to receive interest thereon.


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


           (d) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out the purposes of this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Sub and the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalves or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

           SECTION 1.10 Closing and Closing Date. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to and in accordance with the provisions of Article VII hereof, the closing (the "Closing") of the transactions contemplated by this Agreement shall take place (a) at 10:00 a.m. (Virginia time) on the second business day after all of the conditions to the respective obligations of the parties set forth in Article VI hereof shall have been satisfied or waived or (b) at such other time and date as Parent and the Company shall agree (such date and time on and at which the Closing occurs being referred to herein as the "Closing Date"). The Closing shall take place at the offices of Parent located in Falls Church, Virginia.

                            ARTICLE II

                  REPRESENTATIONS AND WARRANTIES
                 OF THE COMPANY AND STOCK SELLERS

           The Stock Sellers and the Company, jointly and severally, hereby represent and warrant to Parent and Sub that:

           SECTION 2.1 Organization and Qualification;
Subsidiaries. Each of the Company and its Subsidiaries is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of incorporation, with all corporate power and authority to own or lease all of its properties and assets and conduct its business as currently conducted and is duly qualified and in good standing as a foreign corporation authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Schedule 2.1 sets forth a complete and correct list of all the Company's Subsidiaries. The Company has heretofore delivered to Parent and Sub accurate and complete copies of the Articles of Incorporation and By-Laws (or similar governing documents) as currently in effect of the Company and each of its Subsidiaries. All of the outstanding shares of capital stock of each of the Company's Subsidiaries are duly authorized and validly issued, and are fully paid and nonassessable. Except with respect to the


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Company's ownership of its Subsidiaries, or the ownership of one of the Company's Subsidiaries by another of the Company's
Subsidiaries, and except as set forth in Schedule 2.1, neither the Company nor any of its Subsidiaries, directly or indirectly, owns any interest in any Person.

           SECTION 2.2 Capitalization. (a) The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock. As of the date hereof: (i) 5,000,000 shares of Company Common Stock are issued and outstanding; (ii) no shares of Company Common Stock are held in the Company's treasury; (iii) there are outstanding Company Stock Options to purchase an aggregate of 250,000 shares of Company Common Stock under the Stock Plans; (iv) there are outstanding Base Warrants to purchase an aggregate of 2,146,971 shares of Company Common Stock; (v) there are outstanding Additional Warrants to purchase 811,404 shares of Company Common Stock; (vi) there are outstanding Contingent Warrants to purchase 1,410,815 shares of Company Common Stock; and (vii) there are no stock appreciation rights or limited stock appreciation rights or other similar rights or securities granted under the Stock Plans or otherwise outstanding. Schedule 2.2(a) contains a true, accurate and complete list of the name of each holder of Company Stock Options, the number of outstanding Company Stock Options held by such holder, the grant date of each such Company Stock Option, the number of shares of Company Common Stock such holder is entitled to receive upon the exercise of each such Company Stock Option and the corresponding exercise price. Schedule 2.2(a) contains a true, accurate and complete list of the name of each beneficial owner of shares of Company Common Stock or Warrants (and in the case of Warrants, whether each such Warrant is a Base Warrant, Contingent Warrant or Additional Warrant) and the number of outstanding shares of Company Common Stock beneficially owned by such Person or the number of shares of Company Common Stock such Person would be entitled to receive upon the exercise of each such Warrant. Except for this Agreement and as set forth in this Section 2.2(a), there are no outstanding (A) shares of capital stock or other voting securities of the Company, (B) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities or ownership interests in the Company or (C) options, warrants, rights or other agreements or commitments to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or other ownership interests in, or securities convertible into or exchangeable for capital stock or voting securities or other ownership interests in, the Company, and no obligation of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (the items in clauses (A), (B) and (C) being referred to herein collectively as the "Company Securities"). Except as set forth in this Section 2.2(a), there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities and there are no performance awards outstanding under the Company's Stock Plans or any other outstanding stock related awards. Except the Second Amended and Restated Stockholders Agreement, dated April 10, 1998, to which the Sellers are parties, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or concerning which the Company is aware with respect to the voting of capital stock of the Company or any of its Subsidiaries. No Persons other than the Sellers beneficially own any Company Securities.


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


           (b) Except as set forth in Schedule 2.1, the Company is, directly or indirectly, the record and beneficial owner of all the outstanding shares of capital stock of each of its Subsidiaries, free and clear of any lien, mortgage, pledge, charge, security interest or encumbrance of any kind. There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company, (ii) options, warrants, rights or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Subsidiary of the Company, or other obligation of the Company or any of its Subsidiaries to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment with respect to a Subsidiary of the Company (the items in clauses (i) and (ii) being referred to herein collectively as the "Subsidiary Securities"). There are no outstanding obligations of the Company or its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

           (c) As of the date hereof, the aggregate principal amount outstanding (including accreted value, if any) under the Notes and the Collins Debenture is $54,525,000, plus unpaid interest thereon accrued in accordance with the terms thereof. As of the date hereof, all other outstanding indebtedness for money borrowed of the Company and its Subsidiaries has been incurred and is outstanding under the credit facilities listed on Schedule 2.2(c) (the "Credit Facilities"). The maximum principal amount that may be outstanding under each Credit Facility at any time is set forth on Schedule 2.2(c). Prior to the date hereof, the Company provided Parent with true, correct and complete copies of all agreements and instruments related to the Credit Facilities, and no Credit Facility has been amended or modified except as set forth in such agreements and instruments.

           SECTION 2.3 Actions and Authority; Enforceability; Title; Written Consent. (a) The Board of Directors of the Company (at a meeting or meetings duly called and held or by unanimous written consent effected in accordance with applicable law) has, by the unanimous vote of all directors, (i) determined that the Merger is fair to and in the best interests of the shareholders of the Company, and (ii) resolved to recommend approval and adoption of the plan of merger (within the meaning of Article
5.03 of the TBCA) contained in this Agreement by the shareholders of the Company, (iii) taken all necessary steps to render Article
13.03 of the TBCA inapplicable to the transactions contemplated hereby and (iv) resolved to elect, to the extent permitted by law, not to be subject to any state takeover law that may purport to be applicable to the transactions contemplated hereby. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company (other than those undertaken by the Stock Sellers hereby) are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the legal, valid and binding obligation of each of Parent and Sub, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and general principles of equity (whether considered in a proceeding in equity or at law).

           (b) Each Stock Seller which is a trust is validly existing as a trust under the trust agreement or other documents pursuant to which it was created and under applicable law and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Each Stock Seller that is an individual has the legal capacity to execute, deliver and perform his obligations under this Agreement. This Agreement has been duly and validly executed and delivered by each Stock Seller and, assuming this Agreement constitutes the legal, valid and binding obligation of each of Parent and Sub, constitutes a legal, valid and binding agreement of such Stock Seller, enforceable against such Stock Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and general principles of equity (whether considered in a proceeding in equity or at law).

           (c) Each Stock Seller has good and marketable title to and is the lawful owner of the securities listed with respect to such Stock Seller on Schedule 2.2(a), free and clear of all liens, encumbrances, equities and claims whatsoever.

           (d) Pursuant to and in accordance with Article 5.03 and Article 9.10 of the TBCA, each Stock Seller, in its capacity as a shareholder of the Company, hereby consents to the adoption of, and approves, the plan of merger (within the meaning of Article 5.03 of the TBCA) set forth herein and the transactions contemplated hereby.

           SECTION 2.4 Absence of Certain Changes. Except as set forth in Schedule 2.4 and except for the transactions expressly contemplated hereby, since December 31, 1997, (i) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of business consistent with past practice, and (ii) there has not been any change in or development with respect to the Company's business, operations, condition (financial or otherwise), results of operations, assets or liabilities, except for changes and developments contemplated hereby or changes and developments which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in
Schedule 2.4, since December 31, 1997, neither the Company nor any of its Subsidiaries has taken any of the actions prohibited by Section 5.1 hereof.

           SECTION 2.5 Financial Statements.

           (a) The Company has delivered to Parent copies of the audited consolidated financial statements of the Company as at and for the year ended December 31, 1997, together with all related schedules and notes, and copies of the unaudited consolidated financial statements of the Company as at and for the three months ended March 31, 1998, together with all related schedules and notes (collectively, the "Financial Statements"). Each of the consolidated balance sheets (including, where applicable, the related notes and schedules) included in the Financial Statements fairly presents the consolidated financial position of the Company and its consolidated Subsidiaries as of the date thereof, and each of the consolidated statements of income (or statements of results of operations), stockholders' equity and cash flows (including the related notes and schedules) included in the Financial Statements fairly presents the results of operations, stockholders' equity, retained earnings and cash flows, as the case may be, of the Company and its Subsidiaries (on a consolidated basis) for the periods or as of the dates, as the case may be, set forth therein, in each case in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as stated therein or, where applicable, in the notes thereto and except, in the case of the financial statements as at and for the three months ended March 31, 1998, for normal and recurring audit adjustments).

           (b) At December 31, 1997, and March 31, 1998, there were no liabilities or obligations of any nature (whether accrued, absolute, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) required by United States generally accepted accounting principles to be set forth on the balance sheet of the Company and its Subsidiaries taken as a whole that were not reflected or reserved against on such balance sheet as of December 31, 1997, included in the Financial Statements or on such balance sheet as of March 31, 1998, included in the Financial Statements, respectively. Since December 31, 1997, neither the Company nor any of its Subsidiaries has incurred any liabilities other than liabilities which (i) have been incurred in the ordinary course of business consistent with past practice and (ii) have not had and would not reasonably be expected to have, individually or in aggregate, a Material Adverse Effect.

           (c) When delivered pursuant to Section 5.3(c) hereof, the consolidated balance sheet (including, if applicable, the related notes and schedules) included in the June Statements (as defined in Section 5.3(c) hereof) will fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of June 30, 1998, and, to the extent applicable, the consolidated statements of income (or statements of results of operations), stockholders' equity and cash flows (including the related notes and schedules) included in the June Statements will fairly present the results of operations, stockholders' equity, retained earnings and cash flows, as the case may be, of the Company and its Subsidiaries (on a consolidated basis) for the periods or as of the date, as the case may be, set forth therein, in each case in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as stated therein or, where applicable, in the notes thereto and except for normal and recurring audit adjustments). At June 30, 1998, there were no liabilities or obligations of any nature (whether accrued, absolute, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) required by United States generally accepted accounting principles to be set forth on the balance sheet of the Company and its Subsidiaries taken as a whole that will not be reflected or reserved against on such balance sheet as of June 30, 1998, included in the June Statements.

           SECTION 2.6 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by the Company or any of the Stock Sellers nor the performance by the Company or any of the Stock Sellers of its obligations hereunder, nor the consummation of the transactions contemplated hereby will
(i) except with respect to the required consent of MBIA Insurance Corporation with respect to SAC Receivables Investment Corporation (as specified on Schedule 2.6) which consent will be delivered and be in full force and effect at or prior to the Closing, conflict with or result in any breach of any provision of the respective Articles of Incorporation or By-Laws (or other similar governing or trust documents) of the Company, any of its Subsidiaries or any of the Stock Sellers, (ii) except as set forth on Schedule 2.6, require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign governmental or regulatory authority, except as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the TBCA, (iii) except as set forth on Schedule 2.6, violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of the Company, any of its Subsidiaries or any of the Stock Sellers, or cause an indemnity payment to be made by the Company or any of its Subsidiaries under, or result in the creation or imposition of any lien upon any properties, assets or business of the Company or any of its Subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which the Company, any of its Subsidiaries or any of the Stock Sellers is a party or by which the Company, any of its Subsidiaries, any of the Stock Sellers or any of their respective assets or properties is bound or encumbered, or give any Person the right to require the Company or any of its Subsidiaries to purchase or repurchase any notes, bonds or instruments of any kind, or (iv) except as set forth on Schedule 2.6, violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company, any of its Subsidiaries, any of the Stock Sellers or any of their respective properties or assets, except in the case of clauses (ii) through (iv) above, where failure to obtain such consent, approval, authorization or permit, or failure to make such filing or notification, or where such violation, breach, conflict or default, would not, individually or in the aggregate, be material to the Company and its Subsidiaries or cause a material adverse effect on the ability of the Company, any of its Subsidiaries or any of the Stock Sellers, to perform their respective obligations hereunder or on the ability of the parties hereto to consummate the transactions contemplated hereby.

           SECTION 2.7 Brokers. No broker or finder, other than J.P. Morgan Securities, Inc., whose engagement letter has heretofore been provided to Parent, is entitled to receive any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon agreements made by or on behalf of the Company, any of its Subsidiaries or any of their respective officers, directors or employees or any of the Stock Sellers.

           SECTION 2.8 Employee Benefit Matters. (a) Except as set forth on Schedule 2.8(a), neither the Company nor any of its Subsidiaries maintains or contributes to, or has any obligation to contribute to or has any liability (including a liability arising out of an indemnification, guarantee, hold harmless or similar agreement) with respect to any plan, program, arrangement, agreement or commitment which is an employment, consulting, severance pay, termination pay, change in control or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, stock appreciation rights, severance pay, life, health, disability or accident insurance plan, or other employee benefit plan, program, arrangement, agreement or commitment, including any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (individually, a "Plan," or collectively, the "Plans"). Each such Plan is identified on Schedule 2.8(a) to the extent applicable, as one or more of the following: an "employee pension plan" (as defined in Section 3(2) of ERISA) or an "employee welfare plan" (as defined in Section 3(1) of ERISA). No Plan is a "defined benefit plan" (as defined in Section 414 of the Code), a "multiemployer plan" (as defined in Section 3(37) of ERISA) or a "multiple employer plan" (as defined in Section 4064 of ERISA). No Plan is subject to Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA.

           (b) Neither the Company nor any of its Subsidiaries is subject to any actual or contingent liability under Title IV of ERISA, Section 302 of ERISA, Section 412 or 4971 of the Code or any similar provision of foreign law or regulation, whether in respect of any employee benefit plan maintained by the Company or any of its Subsidiaries or by any other employer or person or otherwise.

           (c) No event has occurred, and no circumstance exists, in connection with which the Company, any of its Subsidiaries or any Plan, directly or indirectly, could be subject to any material liability under ERISA, the Code or any other law, regulation or governmental order applicable to any Plan or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which the Company or any of its Subsidiaries has agreed to indemnify or is required to indemnify any Person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute, regulation or order.

           (d) With respect to each Plan, (i) all material payments due from the Company or any of its Subsidiaries to date have been timely made and all material amounts properly accrued to date or as of the Effective Time as liabilities of the Company or any of its Subsidiaries which have not been paid have been and will be properly recorded on the books of the Company; (ii) each such Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and intended to qualify under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and, to the knowledge of the Company, nothing has occurred since the date of such letter that has or is likely to, and the consummation of the transactions contemplated hereby will not, adversely affect such qualification or exemption; (iii) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Company, threatened with respect to such Plan or against the assets of such Plan and (iv) the Company has complied with, and such Plan conforms in form and operation to, all applicable laws and regulations, including ERISA and the Code, in all material respects.

           (e) No Plan is under audit or is the subject of an investigation by the IRS, the U.S. Department of Labor, the PBGC or any other federal or state governmental agency.

           (f) Except as set forth on Schedule 2.8(a), the consummation of the transactions contemplated by this Agreement (alone or together with any other event) will not (i) entitle any Person to any benefit under any Plan, (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation or other benefit due to any Person under any Plan, or (iii) result in the payment or series of payments by the Company or any of its subsidiaries to any Person of an "excess parachute payment" within the meaning of Section 280G of the Code, or any other payment which is not deductible for federal income tax purposes under the Code, whether or not such payment is considered to be reasonable compensation for services rendered.

           (g) Except as disclosed in the Financial Statements, neither the Company nor any of its Subsidiaries has any material liability with respect to an obligation to provide benefits, including death or medical benefits (whether or not insured) with respect to any Person beyond their retirement or other termination of service other than (i) coverage mandated by Part 6 of Title I of ERISA or Section 4980B of the Code or state law,
(ii) retirement or death benefits under any employee pension plan, (iii) disability benefits under any employee welfare plan that have been fully provided for by insurance or otherwise, (iv) deferred compensation benefits accrued as liabilities on the books of the Company, or (v) benefits in the nature of severance pay.

           (h) The Company has delivered to Parent and the Sub, with respect to each Plan for which the following exists:

           (i) a copy of the two most recent Forms 5500 with respect to each Plan;

           (ii) a copy of the Summary Plan Description, together with each Summary of Material Modifications, required under ERISA with respect to such Plan in the past two years, all material employee communications relating to such Plan, and, unless the Plan is embodied entirely in an insurance policy to which the Company or any of its Subsidiaries is a party, a true and complete copy of such Plan;

           (iii) if the Plan is funded through a trust or any third party funding vehicle (other than an insurance policy), a copy of the trust or other funding agreement;
      and

           (iv) the most recent determination letter received from the IRS with respect to each Plan that is intended to be a "qualified plan" under Section 401 of the Code.

           (i) With respect to each Plan for which financial statements are required by ERISA, there has been no material adverse change in the financial status of such Plan since the date of the most recent such statements provided to Parent.

           (j) Neither the Company nor any of its Subsidiaries has any announced plan or legally binding commitment to create any additional Plans or to amend or modify any existing Plan, other than amendments required by law or those that would not materially increase costs under any such Plan.

           SECTION 2.9 Actions and Proceedings. Except as set forth in Schedule 2.9, there is no claim, suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened, against or relating to the Company or any of its Subsidiaries that involves a claim against the Company or any of its Subsidiaries in excess of $100,000 or that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated hereby. Neither the Company nor any Subsidiary of the Company is subject to any outstanding judgment, order, writ, injunction, decree or ruling of any legal or administrative body or arbitrator that has had or reasonably would be expected to have, individually or in the aggregate, a Material Adverse Effect.

           SECTION 2.10 Tax Matters. (a) Except as set forth on
Schedule 2.10(a) (with paragraph references corresponding to those set forth below):

           (i) the Company and its Subsidiaries (and each Stock Seller, in respect of income derived from the Company under
      Section 1366 of the Code (such income, "Derived Income")) have timely filed (taking into account all available extensions) all Tax Returns concerning Taxes (or such Tax Returns have been filed on behalf of the Company and its Subsidiaries) required to be filed by applicable law and have paid all amounts due in respect of Taxes (whether or not actually shown on such Tax Returns); all such Tax Returns are true, correct and complete in all material respects and accurately set forth all items to the extent required to be reflected or included in such Tax Returns by applicable federal, state, local or foreign Tax laws, regulations or rules;

           (ii) as of the date hereof, neither the Company nor any of its Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any material Taxes or Tax Returns; and the period during which any assessment against the Company or any of its Subsidiaries may be made by the IRS or other appropriate authority has expired without waiver or extension of any such period for each such authority;

           (iii) since January 1, 1995, no claim has been made, and, to the best knowledge of the Company and the Stock Sellers, prior to January 1, 1995, no claim was made, by any authority in a jurisdiction where neither the Company nor any of its Subsidiaries files Tax Returns that it is or may be subject to taxation by that jurisdiction;

           (iv) as of the date hereof, there are no liens with respect to any material Taxes upon any of the assets and properties of the Company or its Subsidiaries;

           (v) the Company and its Subsidiaries and each Stock Seller (in respect of Derived Income) has paid in full or set up reserves in accordance with United States generally accepted accounting principles in respect of all Taxes for the periods covered by such Tax Returns, as well as all other Taxes, penalties, interest, fines, deficiencies, assessments and governmental charges that have become due or payable (including, without limitation, all Taxes that the Company and its Subsidiaries are obligated to withhold from amounts paid or payable to or benefits conferred upon employees, creditors and third parties); as of the date hereof, there is no proposed liability for any material Tax to be imposed upon a Stock Seller (in respect of Derived Income) or upon the Company or any of its Subsidiaries for the year ended December 31, 1997, and all prior years for which there is not an adequate reserve; and

           (vi) adequate provisions in accordance with United States generally accepted accounting principles consistently applied to each of the Company and its Subsidiaries have been made in the audited consolidated financial statements included in the Financial Statements for the payment of all Taxes for which each of the Company and its Subsidiaries may be liable for the periods covered thereby that were not yet due and payable as of the dates thereof, regardless of whether the liability for such Taxes is disputed.

           (b) There is no contract, agreement or intercompany account system in existence under which the Company or any of its Subsidiaries has, or may at any time in the future have, an obligation to contribute to the payment of any portion of a Tax (or pay any amount calculated with reference to any portion of a Tax) of any group of corporations of which the Company or its Subsidiaries is or was a part.

           (c) Set forth on Schedule 2.10(c) is a complete list of income and other Tax Returns filed by the Company or any of its Subsidiaries pursuant to the laws or regulations of any federal, state, local or foreign Tax authority that have been examined or audited by the IRS or other appropriate authority during the preceding three years, and a list of all adjustments resulting from each such examination or audit. Except as set forth on Schedule 2.10(c), no such examination or audit is in progress. Except as set forth on Schedule 2.10(c), all deficiencies proposed as a result of such examinations or audits have been paid or finally settled and no issue has been raised in any such examination or audit that, by application of similar principles, reasonably can be expected to result in the assertion of a deficiency for any other year not so examined or audited. Except for Taxes payable with Tax Returns not yet due and filed, there are no grounds for any further Tax liability, beyond amounts accrued with respect to the years that have not been examined or audited.

           (d) The Company is not a United States Real Property Holding Corporation (a "USRPHC") within the meaning of Section 897 of the Code and was not a USRPHC on any "determination date" (as defined in ss.1.897-2(c) of the United States Treasury Regulations promulgated under the Code (the "Treasury Regulations")) that occurred in the five-year period preceding the Closing.

           (e) The Company has not executed any closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof, or any similar provision of state or local law.

           (f) Each of the Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.

           (g) The Company has not filed a consent pursuant to
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company.

           (h) None of the assets owned by the Company or any of its Subsidiaries is property that is required to be treated as owned by any other Person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, as in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

           (i) Neither the Company nor any if its Subsidiaries has agreed or is required to make any adjustments pursuant to
Section 481(a) of the Code or any similar provision of state or local law by reason of a change in accounting method initiated by it or any other relevant party and neither the Company nor any of its Subsidiaries has any knowledge that the IRS has proposed any such adjustment or change in accounting method, nor has any application pending with any governmental or regulatory authority requesting permission for any changes in accounting methods that relate to the business or assets of the Company or any of its Subsidiaries.

           (j) Neither the Company nor any of its Subsidiaries has filed an election under Rev. Proc. 95-39, 1995-2 C.B. 399.

           (k) The Company has made available to Parent and the Sub complete and accurate copies of the portions applicable to each of the Company and its Subsidiaries of all income and franchise Tax returns, and any amendments thereto, filed by or on behalf of the Company or any of its Subsidiaries or any member of a group of corporations including the Company or any of its Subsidiaries for the taxable years ending 1994 through 1997.

           (l) The Company has maintained the books and records required to be maintained pursuant to Section 6001 of the Code and the rules and regulations thereunder, and comparable laws, rules and regulations of the countries, states, counties, provinces, localities and other political divisions wherein it is required to file returns and reports relating to Taxes.

           SECTION 2.11 Compliance with Law. (a) Except as set forth on Schedule 2.11, neither the Company nor any of its Subsidiaries is, in any material respect, in conflict with, in default under or in violation of, (i) any statute, law, ordinance, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. The Company and its Subsidiaries have all permits, licenses, authorizations, consents, approvals and franchises from governmental agencies required to conduct their businesses as currently conducted (the "Company Permits"), except for such permits, licenses, authorizations, consents, approvals and franchises the absence of which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except for failures so to comply that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Without limiting any other provision herein, the Company and its Subsidiaries have timely filed with the relevant federal, state, local or foreign governmental authorities or agencies thereof all forms, reports and documents required to be filed by them pursuant to all relevant laws, rules and regulations since December 31, 1994, except for failures to file that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

           (b) Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries has any continuing liability resulting from (A) any citations, notices of violations, written complaints, consent orders (or amendments to or modifications of such orders), compliance schedules or other similar enforcement orders received from any governmental authority or agency thereof since January 1, 1995, or (B) any notice, including inspection reports, received from any governmental authority or agency thereof since January 1, 1995, which in any case would indicate that the Company or any of its Subsidiaries was not then or is not currently in compliance with all applicable statutes, laws, ordinances, rules and regulations.

           SECTION 2.12 Intellectual Property. (a) Schedule 2.12(a) sets forth a true, correct and complete list of all Intellectual Property (as hereinafter defined) (other than that Intellectual Property included in clauses (vi) and (vii) of
Section 2.12(c) hereof) owned or held by the Company or any of its Subsidiaries (or otherwise used in the business of the Company and its Subsidiaries) on the date hereof and identifies all license agreements in effect on the date hereof pursuant to which any such Intellectual Property is licensed to or by the Company or its Subsidiaries, in each case, which have been, are, or may in the foreseeable future be, material to the Company and its Subsidiaries taken as a whole. Except as otherwise indicated on Schedule 2.12(a), (i) the Company and its Subsidiaries at the Effective Time will be the sole and exclusive owners or holders of such Intellectual Property free and clear of any royalty or other payment obligation, lien, charge or other encumbrance, (ii) such Intellectual Property is fully assignable, without conditions, limitations or restrictions of any kind, and (iii) there are no agreements which restrict or limit the use by the Company or its Subsidiaries of such Intellectual Property.

           (b) Except as set forth on Schedule 2.12(b): (i) (A) the Intellectual Property disclosed on Schedule 2.12(a) is valid and enforceable, (B) to the best knowledge of the Company and the Stock Sellers, such Intellectual Property does not infringe on any patents, trademarks, copyrights or any other intellectual property or proprietary rights of any Person in any country, (C) all use by and disclosure of such Intellectual Property to any other Person has been pursuant to the terms of a written agreement with such Person and all use by the Company or its Subsidiaries of Intellectual Property that is owned by another Person has been pursuant to the terms of a written agreement with such Person or is otherwise lawful, and (D) all maintenance taxes, annuities and renewal fees have been paid and all other necessary actions to maintain such Intellectual Property have been taken through the date hereof and will continue to be paid or taken by the Company through the Effective Time; (ii) the Company and its Subsidiaries have taken all reasonable and appropriate steps to record and protect such Intellectual Property and, where applicable, to preserve the confidentiality of such Intellectual Property; (iii) to the best knowledge of the Company and the Stock Sellers, during the two-year period immediately preceding the date of this Agreement, neither the Company nor any of its Subsidiaries has interfered with, infringed upon or misappropriated any Intellectual Property rights of third parties, or received any written notice of claim that any of its Intellectual Property has expired, is not valid or enforceable in any country or that it infringes upon, conflicts with or misappropriates any patent, trademark, service mark, copyright or trade name of any third party, and no such claims or controversies currently exist; and
(iv) during the two-year period immediately preceding the date of this Agreement, neither the Company nor any of its Subsidiaries has given any notice of infringement to any third party with respect to any of such Intellectual Property or has become aware of facts or circumstances evidencing the infringement by any third party of any of such Intellectual Property.

           SECTION 2.13 Real Property; Personal Property. (a)
Neither the Company nor any of its Subsidiaries owns any real property in fee or otherwise (except for the leasehold interests referred to in this Section 2.13).

           (b) Schedule 2.13(b) sets forth a true, correct and complete list of all leases, subleases and other agreements under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property (the "Real Property Leases" and the property governed by such Real Property Leases is referred to herein as the "Real Property"). The Company has heretofore delivered to Parent true, correct and complete copies of all Real Property Leases (including all written modifications, amendments, supplements, waivers and side letters thereto). Each Real Property Lease is valid, binding and in full force and effect, all rent and other sums and charges payable by the Company and its Subsidiaries as tenants thereunder are current, and no termination event or condition or uncured default of a material nature on the part of the Company or any such Subsidiary exists under any Real Property Lease. Each of the Company and its Subsidiaries has a good and valid leasehold interest in each parcel of Real Property leased by it, free and clear of all mortgages, pledges, liens, encumbrances and security interests, except (i) those reflected or reserved against in the balance sheet of the Company as of December 31, 1997, or March 31, 1998, included in the Financial Statements, (ii) Taxes and general and special assessments not in default and payable without penalty and interest, and (iii) other liens, mortgages, pledges, encumbrances and security interests which do not materially interfere with the Company's or such Subsidiary's use of such Real Property or materially detract from or diminish the value thereof.

           (c) Except as disclosed in Schedule 2.13(c), the buildings and improvements on the Real Property are adequate and suitable for the purposes for which they are currently being used.

           (d) The Company and its Subsidiaries are in possession of and have good title to, or have valid leasehold interests in, all tangible personal property used in the business of the Company and its Subsidiaries. All such tangible personal property is owned by the Company and its Subsidiaries, free and clear of all liens and other encumbrances other than those which do not materially interfere with the current use of such property or materially detract from the value thereof, or is leased under valid and subsisting leases, and in any case, is adequate and suitable for the purpose for which it is currently being used.

           SECTION 2.14 Insurance. Set forth on Schedule 2.14 is a list of all insurance policies maintained by the Company and its Subsidiaries (including the providers of such insurance policies). Such policies provide coverage for the operations conducted by the Company and its Subsidiaries of a scope consistent with customary industry practice. All such insurance policies are in full force and effect and none of the Company or any of its Subsidiaries is in default thereunder. The Company has previously provided Parent with copies of such policies and of outstanding claims thereunder. All claims thereunder have been filed in a due and timely fashion.

           SECTION 2.15 Material Contracts. Set forth on Schedule 2.15, is a true, correct and complete list of all Material Contracts, and the Company has made available to Parent, true, correct and complete copies of all written Material Contracts. Other than Material Contracts which have terminated or expired in accordance with their terms, each of the Material Contracts identified on Schedule 2.15 is valid, binding and enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency and similar laws affecting creditors' rights generally and general principles of equity (whether considered in a proceeding in equity or at law)) and is in full force and effect, and assuming all consents required by the terms thereof or applicable law have been obtained, such Material Contracts will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated hereby, in each case except where the failure to be valid, binding, enforceable and in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as described on Schedule 2.15, neither the Company nor any of its Subsidiaries is, or has received any notice or has any knowledge that any other party is, in default in any material respect under any Material Contract, and, to the knowledge of the Company, there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default. No party to any of the Material Contracts has made any claims against, or sought indemnification from, the Company or any of its Subsidiaries as to any matter arising under or with respect to any Material Contract, and neither the Company nor any of its Subsidiaries nor any of their respective directors or officers has been advised of any alleged basis for any such claims.

           SECTION 2.16 Related Party Transactions. Except as set forth on Schedule 2.16, no director, officer, partner, employee, Affiliate or "associate" (as such term is used in the

Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the Company or any of its Subsidiaries (i) has borrowed any monies from or has outstanding any indebtedness or other similar obligations to the Company or any of its Subsidiaries; (ii) owns any direct or indirect interest of any kind in, or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any Person or entity which is (x) a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of the Company or any of its Subsidiaries, (y) engaged in a business related to the business of the Company or any of its Subsidiaries or (z) participating in any transaction to which the Company or any of its Subsidiaries is a party; or (iii) otherwise is or has been a party to any contract, arrangement, understanding or transaction with the Company or any of its Subsidiaries.

           SECTION 2.17 Liens. Except as set forth on Schedule
2.17 or on another Schedule provided by the Company herewith, and other than liens, mortgages, security interests, pledges and encumbrances which do not materially interfere with the Company's or its Subsidiaries' use of their property or assets or materially diminish or detract from the value thereof, neither the Company nor any of its Subsidiaries has granted, created or suffered to exist with respect to any of its assets or properties, any mortgage, pledge, charge, hypothecation, collateral, assignment, lien (statutory or otherwise), encumbrance or security agreement of any kind or nature whatsoever.

           SECTION 2.18 State Takeover Statute Inapplicable. As of the date hereof and at all times on or prior to the Effective
Time, Article 13.03 of the TBCA shall be inapplicable to the transactions contemplated by this Agreement.

           SECTION 2.19 Required Action of Company Shareholders. The only action of the shareholders of the Company required to adopt the plan of merger (within the meaning of Article 5.03 of the TBCA) contained in this Agreement and approve the Merger and the transactions contemplated hereby is the consent and approval granted by such shareholders pursuant to Section 2.3(d) hereof. No other vote or action of the shareholders of the Company is required by law, the Articles of Incorporation or By-Laws of the Company as currently in effect or otherwise to adopt such plan of merger contained in this Agreement and approve the Merger.

           SECTION 2.20 Employee Relations. (a) Since December 31, 1997, there has not occurred or, to the knowledge of the Company, been threatened any strikes, slow downs, picketing, work stoppages, concerted refusals to work overtime or other similar labor activities by employees of the Company or any of its Subsidiaries. The employees of the Company and its Subsidiaries are not represented by any labor union or other labor representative, and there are no collective bargaining agreements or other arrangements in effect with respect to such employees. To the knowledge of the Company, there are no Persons attempting to represent or organize or purporting to represent any employees employed by the Company and its Subsidiaries.

           (b) Except as set forth on Schedule 2.20(b) there are no complaints, charges or claims against the Company or any of its Subsidiaries or, to the knowledge of the Company or any of its Subsidiaries, threatened, based on, arising out of, in connection with or otherwise relating to the employment (or termination of employment) by the Company of any individual, including individuals classified as independent contractors or "leased employees" (within the meaning of section 414 (n) of the Code), or the failure to employ any individual, including any claim relating to employment discrimination, equal pay, employee safety and health, immigration, wages and hours or workers' compensation.

           (c) Neither the Company nor any of its Subsidiaries is a contractor or subcontractor with obligations under any federal, state, local or foreign government contracts.

           SECTION 2.21 Loans. (a) Except as set forth on
Schedule 2.21(a), (i) all currently outstanding loans of, or current extensions of credit by, or outstanding loans or current extensions of credit acquired or purchased by, the Company and its Subsidiaries (including, without limitation, all Automobile Finance Contracts, auto finance receivables, interest-only strip receivables and subordinated certificate receivables), and any such outstanding loans or extensions of credit previously sold, pledged or conveyed by the Company or its Subsidiaries in any Securitization (individually, a "Loan," and collectively, the "Loans"), were solicited, originated and currently exist in material compliance with all applicable federal and state law and regulations promulgated thereunder (including, without limitation, all applicable regulations promulgated by the Board of Governors of the Federal Reserve System); (ii) each note or other instrument evidencing a Loan or loan or credit agreement or security instrument or retail installment contract related to a Loan constitutes a valid, legal and binding obligation of the obligor thereunder, enforceable against such obligor in accordance with its terms (subject to the effects of bankruptcy, insolvency and similar laws affecting creditors' rights generally and general principles of equity (whether considered in a proceeding in equity or at law)), except for any failure to constitute such an obligation that would not be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole; (iii) to the knowledge of the Company, there are no oral modifications or amendments related to the Loans that are not reflected in the Company's records, no defenses as to the enforcement of any Loan have been asserted and there have been no acts or omissions which would give rise to any claim or rights of rescission, set-off, counterclaim or defense, except any of the foregoing that would not be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole; and (iv) none of the Loans are presently serviced by third parties and there is no obligation which could result in any Loan becoming subject to any third party servicing. The reserves established against the Loans have been established consistent with the Company's prior loss experience in accordance with United States generally accepted accounting principles.

           (b) Except as set forth in Schedule 2.21(b), none of the ten automobile dealerships or other similar businesses (the "Major Customers") from which the Company has acquired the most Loans (based on total Loan volume for the fiscal year ended December 31, 1997) has, since December 31, 1997, canceled or otherwise terminated or, to the Company's knowledge, made any threat to cancel or otherwise terminate its relationship with the Company, nor has any such Person indicated to the Company an intent to materially decrease the volume of business it conducts with the Company.

           SECTION 2.22 Year 2000. Except as set forth in
Schedule 2.22, to the best knowledge of the Company and the Stock Sellers, all of the computer software, computer firmware, computer hardware (whether general or special purpose) and other similar or related items of automated, computerized and/or software systems(s) that are used or relied on by the Company or any of its Subsidiaries in the conduct of their respective businesses will not, in any material respect, malfunction, cease to function, generate incorrect data or produce incorrect results when processing, providing and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries and
(ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

           SECTION 2.23 Environmental Matters. To the best knowledge of the Company and the Stock Sellers, the Company and its Subsidiaries are (i) in compliance with any and all applicable Environmental Laws, (ii) have received and are in compliance with all permits, licenses or other approvals required under applicable Environmental Laws for the conduct of their respective businesses, and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of Hazardous Materials, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

           SECTION 2.24 Reorganization. Neither the Stock Sellers nor the Company nor any of the Company's Subsidiaries nor any of such Persons' respective Affiliates, has taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by Parent, Sub, the Warrant Sellers or any of their respective Affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or this Agreement from constituting a "plan of reorganization" for the purposes of
Section 368 of the Code.

           SECTION 2.25 Disclosure. No representation or warranty by the Company or the Stock Sellers in this Agreement, and no exhibit, certificate or schedule furnished or to be furnished to Parent or Sub pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading or necessary to provide Parent or Sub with adequate and complete information as to the Company and its Subsidiaries or the businesses, assets and liabilities of the Company and its Subsidiaries.

           SECTION 2.26 Investment. Each Stock Seller is acquiring the Parent Common Stock issued under this Agreement for its own account solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Each Stock Seller acknowledges that such securities have not been registered under the Securities Act and may be sold or disposed of in the absence of such registration only pursuant to an exemption from the registration requirements of the Securities Act.

           SECTION 2.27 Representation Letters. Each Stock Seller has, or prior to the Closing will have, delivered to Parent an executed Representation Letter, and each such Representation Letter is, or at the time of delivery will be, complete, true and accurate in all material respects.

                            ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF WARRANT SELLERS

           Each Warrant Seller, severally but not jointly, hereby represents and warrants to Parent and Sub that:

           SECTION 3.1 Actions and Authority; Enforceability; Title. (a) Such Warrant Seller is validly existing, and to the extent applicable, is in good standing, as a corporation or partnership under the jurisdiction in which it was incorporated or organized and has all requisite corporate or partnership power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Warrant Seller and, assuming this Agreement constitutes the legal, valid and binding obligation of each of the Company, Parent and Sub, constitutes a legal, valid and binding agreement of such Warrant Seller, enforceable against such Warrant Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and general principles of equity (whether considered in a proceeding in equity or at law).

           (b) Such Warrant Seller has good and marketable title to and is the lawful owner of the securities listed with respect to such Warrant Seller on Schedule 2.2(a), free and clear of all liens, encumbrances, equities and claims whatsoever.

           SECTION 3.2 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by such Warrant Seller nor the performance by such Warrant Seller of its obligations hereunder, nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Articles of Incorporation or By-Laws or partnership agreement (or other similar governing documents) of such Warrant Seller, (ii) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign governmental or regulatory authority, except as may be required under the TBCA, (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any obligation of such Warrant Seller or any order, judgment or decree to which such Warrant Seller is a party or by which such Warrant Seller or any of its assets or properties is bound or encumbered, or (iv) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to such Warrant Seller or any of such Warrant Seller's properties or assets, except in the case of clauses (ii) through (iv) above, where failure to obtain such consent, approval, authorization or permit, or failure to make such filing or notification, or where such violation, breach, conflict or default, would not, individually or in the aggregate, cause a material adverse effect on such Warrant Seller's ability to perform its obligations hereunder or on the ability of the parties hereto to consummate the transactions contemplated hereby.

           SECTION 3.3 Brokers. No broker or finder is entitled to receive any brokerage, finder's or other fee or commission (other than fees or commissions payable by such Warrant Seller) in connection with this Agreement or the transactions contemplated hereby based upon agreements made by or on behalf of such Warrant Seller.

           SECTION 3.4 Reorganization. Such Warrant Seller has not taken or agreed to take any action, and has no actual knowledge, without any independent investigation, of any circumstances, that (without regard to any action taken or agreed to be taken by Parent, Sub, the Company, the Stock Sellers or any of their respective Affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or this Agreement from constituting a "plan of reorganization" for the purposes of Section 368 of the Code.

           SECTION 3.5 Investment. Such Warrant Seller is acquiring the Parent Common Stock issued under this Agreement for its own account solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Such Warrant Seller acknowledges that such securities have not been registered under the Securities Act and may be sold or disposed of in the absence of such registration only pursuant to an exemption from the registration requirements of the Securities Act.

           SECTION 3.6 Representation Letters. Such Warrant Seller has, or prior to the Closing will have, delivered to Parent an executed Representation Letter, and such Representation Letter is, or at the time of delivery will be, complete, true and accurate in all material respects.

                            ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

           Parent and Sub, jointly and severally, hereby represent and warrant to the Company and Sellers that:

           SECTION 4.1 Organization and Qualification. Each of Parent and Sub is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of incorporation, with all corporate power and authority to own its properties and conduct its business as currently conducted.

           SECTION 4.2 Capitalization. (a) The authorized capital stock of Parent consists of 300,000,000 shares of Parent Common Stock and 50,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). As of June 30, 1998: (i) 65,538,122 shares of Parent Common Stock were issued and outstanding; (ii) 1,020,608 shares of Parent Common Stock were held in Parent's treasury; (iii) there were outstanding options to purchase an aggregate of 9,188,014 shares of Parent Common Stock under Parent's stock option, performance incentive and similar plans (the "Parent Plans"); and
(iv) there were no stock appreciation rights or limited stock appreciation rights or other similar rights or securities granted under the Parent Plans or otherwise outstanding. Since June 30, 1998, no additional shares of Parent Common Stock or options to purchase Parent Common Stock have been issued except under the Parent Plans or in connection with Parent's dividend reinvestment program. Except for this Agreement and as set forth in this
Section 4.2(a) and in the SEC Reports (as defined in Section 4.5 hereof), there are no outstanding (A) shares of capital stock or other voting securities of Parent, (B) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities or ownership interests in Parent, or (C) options, warrants, rights or other agreements or commitments to acquire from Parent, and no obligation of Parent to issue, any capital stock, voting securities or other ownership interests in, or securities convertible into or exchangeable for capital stock or voting securities or other ownership interests in, Parent, and no obligation of Parent to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment.

           (b) The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which shares are duly authorized, validly issued and fully paid and nonassessable and are owned directly by Parent, free and clear of all liens, encumbrances, equities and claims whatsoever. Sub was formed solely for the purpose of engaging in a business combination transaction with the Company and has engaged in no other business activities and has conducted its operations only as contemplated hereby.

           SECTION 4.3 Authority Relative to this Agreement. Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and by the Registration Rights Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate proceedings on the part of Parent and Sub. No vote of Parent's stockholders is required to approve this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Sub and, assuming this Agreement constitutes the legal, valid and binding obligation of the Company and Sellers, this Agreement constitutes a legal, valid and binding agreement of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and general principles of equity (whether considered in a proceeding in equity or at law).

           SECTION 4.4 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Parent or Sub nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or By-Laws (or other similar governing documents) of Parent or Sub; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except as may be required under the HSR Act, the Exchange Act, the Securities Act, the TBCA, or the "takeover" or "blue sky" laws of various states; (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement, contract or other instrument or obligation to which Parent or Sub is a party or by which any of their respective assets may be bound; (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or Sub or any of their respective assets, except in the case of clauses (ii) through
(iv) above, where failure to obtain such consent, approval, authorization or permit, or failure to make such filing or notification, or where such violation, breach, conflict or default, would not, individually or in the aggregate, cause a material adverse effect on Parent's or Sub's ability to perform its obligations hereunder or on the ability of the parties hereto to consummate the transactions contemplated hereby.

           SECTION 4.5 SEC Documents. (a) Parent has delivered or made available to the Company and Sellers true and complete copies of each registration statement, proxy or information statement, form, report and other documents filed by it with the SEC since January 1, 1998 (collectively, the "SEC Reports"). As of their respective dates, the SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

           (b) Each of the consolidated balance sheets
(including, where applicable, the related notes and schedules) included in the SEC Reports fairly presents the consolidated financial position of Parent and its consolidated Subsidiaries as of the date thereof, and each of the consolidated statements of income (or statements of results of operations), stockholders' equity and cash flows (including the related notes and schedules) included in the SEC Reports fairly presents the results of operations, stockholders' equity, retained earnings and cash flows, as the case may be, of Parent and its Subsidiaries (on a consolidated basis) for the periods or as of the dates, as the case may be, set forth therein, in each case in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as stated therein or, where applicable, in the notes thereto).

           (c) At December 31, 1997, and March 31, 1998, there were no liabilities or obligations of any nature (whether accrued, absolute, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) required by United States generally accepted accounting principles to be set forth on the balance sheet of Parent and its consolidated Subsidiaries except as reflected or reserved against on such balance sheet as of December 31, 1997, included in the SEC Reports or on such balance sheet as of March 31, 1998, included in the SEC Reports, respectively.

           SECTION 4.6 Reorganization. Neither Parent nor Sub has taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by the Company, any of its Subsidiaries, the Sellers or any of their respective Affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or this Agreement from constituting a "plan of reorganization" for the purposes of Section 368 of the Code.

           SECTION 4.7 Issuance of Parent Common Stock. The shares of Parent Common Stock to be issued in connection with the Merger have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable.

           SECTION 4.8 Brokers. No broker or finder is entitled to receive any brokerage, finder's or other fee or commission (other than any fees or commissions payable by Parent) in connection with this Agreement or the transactions contemplated hereby based upon agreements made by or on behalf of Parent.

           SECTION 4.9 Form S-3. Parent is eligible to use Form
S-3 to register offers and sales of its Common Stock under the Securities Act.

                             ARTICLE V

                             COVENANTS

           SECTION 5.1 Conduct of Business of the Company. (a) Except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Stock Sellers shall cause the Company and its Subsidiaries to conduct, and the Company shall conduct and shall cause each of its Subsidiaries to conduct, its operations according to its ordinary and usual course of business consistent with past practice, and the Stock Sellers shall cause the Company and its Subsidiaries to use, and the Company shall use and shall cause each of its Subsidiaries to use, its best efforts to preserve intact its business organization, to keep available the services of its current officers and employees and to preserve the goodwill of and maintain satisfactory relationships with those Persons and entities having business relationships with the Company and its Subsidiaries, and the Stock Sellers and the Company shall promptly advise Parent in writing of any material change in the Company's or any of its Subsidiaries' business, condition (financial or otherwise), properties, customer or supplier relationships, assets, liabilities, prospects or results of operations. Without limiting the generality of the foregoing and except as otherwise expressly provided in or contemplated by this Agreement, during the period specified in the preceding sentence, without the prior written consent of Parent, the Company shall not and shall not permit any of its Subsidiaries to:

                (i) other than as expressly required pursuant to the terms of Company Stock Options outstanding on the date hereof and the Stock Plans as in effect on the date hereof, issue, sell, grant options or rights to purchase, pledge, or authorize or propose the issuance, sale, grant of options or rights to purchase or pledge any Company Securities or Subsidiary Securities, or grant or accelerate any right to convert or exchange any Company Securities or Subsidiary Securities.

                (ii) acquire or redeem, directly or indirectly, or amend the terms of any Company Securities or Subsidiary
      Securities;

                (iii) split, combine or reclassify its capital stock or declare, set aside, make or pay any dividend or distribution (whether in cash, stock or property) on any shares of its capital stock (other than cash dividends paid to the Company by its wholly-owned Subsidiaries with regard to their capital stock);

                (iv) (A) except in connection with the purchase of Automobile Finance Contracts in the ordinary course of business consistent with past practice (other than portfolio purchases of such contracts), make or offer to make any acquisition, by means of a merger or otherwise, of assets or securities, or any sale, lease, encumbrance or other disposition of assets or securities, or (B) enter into any material contract, agreement, commitment, arrangement, lease (including with respect to personal property), instrument or understanding or amend any Material Contract, or grant any release or relinquishment of any rights under any Material Contract; provided, that nothing in this Section 5.1 shall prohibit the Company from entering into any agreement pursuant to which the Company has the right, but not the obligation, to purchase Automobile Finance Contracts, if such agreement may be terminated by the Company without any material payment or penalty;

                (v) (A) except for borrowings under any Credit Facility incurred in the ordinary course of business consistent with past practice in amounts so that the aggregate amount of principal outstanding thereunder does not exceed the maximum principal amount set forth with respect to such Credit Facility on Schedule 2.2(c), incur or assume any long-term debt or short-term debt except for short-term accounts payable and accrued liabilities (as such term is used in the Financial Statements) incurred in the ordinary course of business consistent with past practice, or (B) enter into any financing arrangements or modify the terms of any existing indebtedness or financing arrangements (including the Credit Facilities); provided, that the Company may enter into an amendment of the Specified Credit Facility (as defined on Schedule 2.2(c)) in order to increase the maximum principal amount that may be outstanding thereunder (I) by up to $20 million at any time on or after August 10, 1998, and prior to September 10, 1998, and (II) by up to $30 million (in addition to any increase made pursuant to the preceding clause (I)) at any time on or after September 10, 1998, and prior to the Closing; provided, further, that the Company shall not enter into either such amendment unless not more than seven business days nor less than five business days prior thereto, the Company shall have offered Parent (a "Parent Offer") the right to provide the financing contemplated by such amendment on substantially similar terms as set forth in such amendment (including, without limitation, fees payable to the lenders thereunder), and Parent shall have refused to provide such financing; and provided, further, that the terms set forth in any such amendment shall be no more favorable to the lenders thereunder, in any material respect, than those offered to Parent pursuant to the relevant Parent Offer;

                (vi) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other
      Person except wholly-owned Subsidiaries of the Company;

                (vii) except in connection with the purchase of Automobile Finance Contracts in the ordinary course of business consistent with past practice (other than portfolio purchases of such contracts), make any loans, advances or capital contributions to, or investments in, any other Person (other than wholly-owned Subsidiaries of the Company);

                (viii) materially change any of the accounting principles or practices used by it;

                (ix) make any tax election or settle or
      compromise any material federal, state or local income tax liability;

                (x) propose or adopt any amendments to its Articles of Incorporation or By-Laws (or similar governing documents);

                (xi) grant any stock-related, performance or similar awards or bonuses;

                (xii) forgive any loans to employees, officers or directors or any of their respective affiliates or associates;

                (xiii) except for the Employment Agreements, enter into any new, or amend any existing, employment, severance, consulting or salary continuation agreements with any officers, directors or employees, or grant any increases in the compensation or benefits payable to officers, directors or employees, except for regularly-scheduled increases to employees in the ordinary course of business consistent with past practice;

                (xiv) enter into any collective bargaining or other labor agreement;

                (xv) adopt, amend or terminate any Plan or other employee benefit plan or arrangement;

                (xvi) settle or agree to settle any suit, action, claim, proceeding or investigation (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby) or pay, discharge or satisfy or agree to pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction of liabilities (A) reflected or reserved against in full in the Financial Statements as at March 31, 1998, or incurred in the ordinary course of business subsequent to March 31, 1998, or (B) in an aggregate amount not to exceed $50,000;

                (xvii) consummate, or enter into any agreement with respect to, any Securitization; or

                (xviii) agree to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect as of the date when made or as of a future date or which would result in any of the conditions set forth in Section 6.3 hereof not being satisfied.

           (b) No Seller shall take any action which would make any representation or warranty in this Agreement untrue or incorrect as of the date when made or which would result in any of the conditions set forth in Section 6.3 hereof not being satisfied.

           (c) Neither the Company nor any of its Subsidiaries shall make a general distribution of any communication to their respective employees relating to the transactions contemplated hereby, without the prior consent of Parent which consent shall not be unreasonably withheld.

           SECTION 5.2 Alternative Transactions. Neither the Sellers, the Company nor any of their respective Subsidiaries or Affiliates, nor any of any such Person's directors, officers, employees, agents or representatives (the "Covered Persons"), will, directly or indirectly, (i) solicit or encourage any inquiries, discussions or proposals regarding, (ii) continue, propose or enter into negotiations with respect to, or (iii) enter into any contract, agreement, commitment, arrangement, instrument or understanding providing for, or consummate, any Alternative Transaction; nor shall any of the Covered Persons provide any information to any other Person for the purpose of making, evaluating or determining whether to make or pursue any inquiries or proposals with respect to any Alternative Transaction. The Sellers and the Company will immediately advise Parent of, and communicate to Parent all terms of, any such inquiry or proposal and the identity of the Persons making any such inquiry or proposal that any Covered Person may receive or of which any of them may become aware.

           SECTION 5.3 Access to Information. (a) From and after the date hereof, the Company and the Stock Sellers will (i) afford Parent and Sub and their authorized accountants, investment bankers, counsel and other representatives complete access (during regular business hours upon reasonable advance notice) to all employees, offices and other facilities and to all books, contracts, commitments and records (including tax returns) of the Company and its Subsidiaries and cause the Company's and its Subsidiaries' independent public accountants to provide access to their work papers and such other information as Parent or Sub may reasonably request, (ii) permit Parent and Sub to make such inspections as they may require, and (iii) cause the officers of the Company and those of its Subsidiaries to furnish Parent and Sub with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its Subsidiaries as Parent or Sub may from time to time reasonably request. Nothing herein contained shall affect the continuing applicability of the Confidentiality Agreement.

           (b) No investigation pursuant to this Section 5.3 shall affect, add to or subtract from any representations or warranties of the parties hereto or the conditions to the obligations of the parties hereto to effect the Merger.

           (c) As soon as reasonably practicable after the date hereof and in no event later than the fifth business day prior to the Closing Date, the Company shall deliver to Parent financial statements (the "June Statements") for the Company and its Subsidiaries (on a consolidated basis) as at, and for the three and six months ended, June 30, 1998, substantially in the form of the Company's financial statements as at, and for the three months ended, March 31, 1998, included in the Financial Statements.

           SECTION 5.4 Reasonable Best Efforts. (a) Subject to the terms and conditions herein provided for, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement; provided, however, that nothing in this Agreement shall obligate Parent, Sub or any of their respective Subsidiaries or Affiliates to agree (i) to limit or not to exercise any rights of ownership of any securities (including the Company Common Stock), or to divest, dispose of or hold separate any securities or all or any portion of their respective businesses, assets or properties or of the business, assets or properties of the Company or any of its Subsidiaries or
(ii) to limit in any manner whatsoever the ability of such entities (A) to conduct their respective businesses or own such assets or properties or to conduct the businesses or own the properties or assets of the Company and its Subsidiaries or (B) to control their respective businesses or operations or the businesses or operations of the Company and its Subsidiaries. In connection with and without limiting the foregoing, each of the Company, Parent and Sub shall use its reasonable best efforts to make promptly any required submissions under the HSR Act which the Company, Parent and Sub determine should be made, in each case, with respect to the transactions contemplated by this Agreement, and Parent, Sub and the Company shall cooperate with one another (I) in promptly determining whether any filings are required to be or should be made or consents, approvals, permits or authorizations are required to be or should be obtained under any other federal, state or local law or regulation or whether any consents, approvals or waivers are required to be or should be obtained from other parties to loan agreements or other contracts or instruments material to the business of the Company and its Subsidiaries in connection with the consummation of the transactions contemplated by this Agreement and (II) in promptly making any such filings, furnishing information required in connection therewith and seeking to obtain timely any such consents, permits, authorizations, approvals or waivers. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the parties to this Agreement (or as applicable, their officers and directors) shall take all such necessary action as may be reasonable in the context thereof.

           (b) The Company shall use its best efforts to assist Parent in obtaining all necessary regulatory approvals from federal, state and local governmental and regulatory authorities in connection with the transfer of all the equity interests in the Surviving Corporation, or the businesses or assets of the Surviving Corporation, to Capital One, F.S.B.

           (c) The Company, Sellers and Parent shall use their reasonable best efforts to effect a transfer of all the equity interests in SAC Receivables Investment Corp. to a Subsidiary of Parent, free and clear of all liens, encumbrances, equities and claims whatsoever, for no additional consideration to that otherwise provided herein in connection with the Merger; provided, that Parent shall have no obligation to effect any such transfer unless Parent shall have confirmed to its reasonable satisfaction that (i) such transfer would not violate the terms of any Securitization and (ii) no nationally-recognized statistical rating organization that then rates any securities issued in connection with any Securitization effected by the Company would downgrade such securities as a result of such transfer.

           (d) In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated hereby or thereby is commenced, whether before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts to defend vigorously against it.

           SECTION 5.5 Indemnification of Officers and Directors.
(a) Parent and Sub agree that all rights to indemnification existing in favor of the present or former directors, officers and employees of the Company (as such) or any of its Subsidiaries as provided in the Company's Articles of Incorporation or By-Laws, or the articles of incorporation, by-laws or similar documents of any of the Company's Subsidiaries as in effect as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of not less than two years, and Parent agrees to cause the Surviving Corporation to comply fully with its obligations hereunder and thereunder.

           (b) This Section 5.5 shall survive the consummation of the Merger and is intended to benefit, and shall be enforceable by, any person or entity entitled to be indemnified pursuant to
Section 5.5(a) (whether or not parties to this Agreement).

           SECTION 5.6 Certain Employee Matters. (a) Prior to the Effective Time, the Company will, and will cause its Subsidiaries to, and from and after the Effective Time, Parent will, and will cause the Surviving Corporation to, honor, in accordance with their terms, the Employment Agreements and all existing employment and severance agreements or similar arrangements specified in Schedule 5.6(a) between the Company or any of its Subsidiaries and any officer, director or employee of the Company or any of its Subsidiaries, for the remainder of the term of each such agreement, or if no term is specified therein, for the one-year period immediately following the Effective Time.

           (b) The Company and the Stock Sellers shall take, or cause to be taken, all action necessary, as promptly hereafter as reasonably practicable, to amend any Plan maintained by the Company or any of its Subsidiaries to eliminate, as of the date hereof, all provisions for the purchase of shares of Company Common Stock, other Company Securities or Subsidiary Securities from the Company or any of its Subsidiaries.

           SECTION 5.7 State Takeover Statutes. The Company and the Stock Sellers shall, upon the request of Parent or Sub, take all reasonable steps to assist in any challenge by Parent or Sub to the validity, or applicability of any state takeover law to any of the transactions contemplated by this Agreement.

           SECTION 5.8 Notification of Certain Matters. The Company and Sellers shall give prompt notice to Parent and Sub, and Parent or Sub, as the case may be, shall give prompt notice to the Company and Sellers, of the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely
(i) to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, or (ii) to result in any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not limit or otherwise affect the remedies available hereunder to any of the parties receiving such notice.

           SECTION 5.9 Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with any securities exchange. None of the Sellers shall issue any press release or otherwise make any public statement with respect to this Agreement or the Merger, except as may be required by law, without the prior written consent of Parent and the Company.


           SECTION 5.10 Repayment of Indebtedness; Operative Documents; Base Warrants. (a) The Company and the Sellers shall take all actions necessary so that the Notes may be redeemed as of the Effective Time in accordance with the terms thereof, and upon the Effective Time, Parent shall fund, and the Company shall effect, the redemption of the Notes in whole in accordance with the terms thereof (including payment of all interest accrued thereon to the time of such redemption in accordance with the terms thereof), in full satisfaction thereof. Upon the Effective Time, Parent shall repay all amounts outstanding under the Collins Debenture, at the face amount thereof, plus unpaid interest accrued thereon in accordance with the terms thereof, in full satisfaction thereof.

           (b) The Company and the Sellers shall use their reasonable best efforts to cancel, retire or terminate each of the Operative Documents at or prior to the Closing.

           (c) By executing this Agreement, each of the Sellers hereby consents to the transactions contemplated hereby to the extent that such consent may be required under the Operative Documents or any other agreement or instrument to which such Seller is a party, and such Seller hereby waives any and all rights such Seller may have under the Operative Documents or any other agreement or instrument to prevent the consummation of such transactions or to participate in such transactions other than as a Seller on the terms set forth herein.

           (d) Each Warrant Seller agrees not to exercise or transfer such Warrant Seller's Base Warrants.

           (e) Parent agrees to defend, indemnify and hold harmless G. Fulton Collins, III and the G. Fulton Collins, III Management Trust (the "Collins Indemnitees") against all amounts that may at any time be due and payable by the Collins Indemnitees under the guaranty provided by the Collins Indemnitees in respect of the Specified Credit Facility. The Collins Indemnitees shall not amend or modify such guaranty in any respect without the prior written consent of Parent.

                            ARTICLE VI

                       CONDITIONS OF MERGER

           SECTION 6.1 Conditions to Obligation of the Company, Parent and Sub to Effect the Merger. The respective obligations of the Company, Parent and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

           (a) No statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any court or governmental authority of competent jurisdiction which prohibits, restrains, enjoins or restricts the consummation of the Merger; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, ruling, injunction or other order to be vacated or lifted.

           (b) Any waiting period applicable to the Merger under the HSR Act shall have terminated or expired.

           SECTION 6.2 Conditions to Obligations of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

           (a) Parent and Sub shall have performed or complied with in all material respects their agreements and covenants contained in this Agreement required to be performed or complied with at or prior to the Closing Date;

           (b) The representations and warranties of Parent and Sub contained in this Agreement qualified as to materiality shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, in each case when made and on and as of the Closing Date with the same force and effect as if made on and as of such date, except as expressly contemplated or otherwise expressly permitted by this Agreement;

           (c) The Company shall have received a certificate signed on behalf of Parent by two executive officers of Parent to the effect that the conditions set forth in clauses (a) and (b) above have been satisfied;

           (d) The Company and the Sellers shall have received an opinion of Conner & Winters, A Professional Corporation, dated the Effective Time, in form and substance reasonably satisfactory to the Company, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to such reorganization within the meaning of Section 368(b) of the Code; and in rendering such opinion, such counsel may require and rely upon representations and covenants including those contained in certificates of the Company, Parent and others;

           (e) All amounts outstanding under the Notes and the Collins Debenture shall have been paid in full by Parent in accordance with the terms hereof; and

           (f) The Registration Rights Agreement shall have been duly executed and delivered by Parent and shall be in full force and effect as of the Effective Time.

           SECTION 6.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

           (a) The Company and the Sellers shall have performed or complied with in all material respects their agreements and covenants contained in this Agreement required to be performed or complied with at or prior to the Closing Date;

           (b) The representations and warranties of the Company and the Sellers contained in this Agreement qualified as to materiality shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, in each case when made and on and as of the Closing Date with the same force and effect as if made on and as of such date, except as expressly contemplated or otherwise expressly permitted by this Agreement;

           (c) Parent shall have received a certificate signed on behalf of the Company by two executive officers of the Company and signed by each Stock Seller to the effect that the conditions set forth in clauses (a) and (b) above have been satisfied;

           (d) Parent shall have received an opinion of Cleary, Gottlieb, Steen & Hamilton, dated the Effective Time, in form and substance reasonably satisfactory to Parent, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to such reorganization within the meaning of Section 368(b) of the Code; and in rendering such opinion, such counsel may require and rely upon representations and covenants including those contained in certificates of the Company, Parent and others;

           (e) The Registration Rights Agreement shall have been duly executed and delivered by each of the Sellers and shall be in full force and effect as of the Effective Time;

           (f) Each of the Operative Documents shall have been canceled, retired or terminated and shall be of no further force or effect;

           (g) Each of the Employment Agreements shall be in full force and effect;

           (h) All the equity interests in SAC Receivables Investment Corp. shall have been transferred to a Subsidiary of Parent (or such other Person as Parent shall have designated), free and clear of all liens, encumbrances, equities and claims whatsoever, and Parent shall have confirmed to its reasonable satisfaction that
      (i) such transfer would not violate the terms of any Securitization and (ii) no nationally-recognized statistical rating organization that then rates any securities issued in connection with any Securitization effected by the Company would downgrade such securities as a result of such transfer; and

           (i) Each Seller shall have delivered a Representation
      Letter to Parent in accordance with the terms hereof.

                            ARTICLE VII

                 TERMINATION, AMENDMENT AND WAIVER

           SECTION 7.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time:

           (a) By mutual written consent of Parent and the Company;

           (b) By Parent or the Company, if the Merger shall not have been consummated on or before September 30, 1998 (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or before such date);

           (c) By Parent or the Company, if any court or other governmental body of competent jurisdiction shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable;

           (f) By the Company, if prior to the Closing Date (i) there shall have been a breach of any of the representations or warranties on the part of Parent or Sub contained in this Agreement which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the ability of Parent to consummate the transactions contemplated hereby, or (ii) there shall have been a breach of any covenant or agreement on the part of Parent or Sub contained in this Agreement which has had or would reasonably be expected to have a material adverse effect on the ability of Parent to consummate the transactions contemplated hereby, in either case (i) or (ii) which breach shall not have been cured prior to 30 days following notice thereof to Parent; or

           (g) By Parent, if prior to the Closing Date (i) there shall have been a breach of any of the representations or warranties on the part of the Company or any Seller contained in this Agreement which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, or (ii) there shall have been a breach of any covenant or agreement on the part of the Company or any Seller contained in this Agreement which has had or would be reasonably be expected to have a Material Adverse Effect, in either case (i) or (ii) which breach shall not have been cured prior to 30 days following notice thereof to the Company or any Seller, as applicable.

           SECTION 7.2 Effect of Termination. If this Agreement is terminated in accordance with Section 7.1 hereof, this Agreement shall become null and void and of no further force and effect, except that (i) the terms and provisions of this Section 7.2, Section 5.9, Section 7.3 and Section 9.7 shall remain in full force and effect and (ii) any termination of this Agreement shall not relieve any party hereto from any liability for any breach of its obligations hereunder.

           SECTION 7.3 Expenses. Each of Parent and the Company shall bear its own fees and expenses ("Costs") incurred in connection with this Agreement and the transactions contemplated hereby (including, but not limited to, fees and disbursements of attorneys and financial advisors), and the Company shall bear the Costs of the Stock Sellers and to the extent required by agreements existing as of the date hereof and listed on Schedule 7.3, the Costs of the Warrant Sellers; provided, however, that in the event the Merger is consummated, the Costs to be borne by the Company pursuant to this Section 7.3 (including, without limitation, Costs incurred by the Company and any Costs referred to in Section 2.7 hereof) shall not exceed $250,000 in the aggregate, and any Costs in excess of such amount shall be borne pro rata by the Sellers.

           SECTION 7.4 Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

           SECTION 7.5 Waiver. At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein; provided, that the Company may waive compliance with the conditions set forth in clauses (d), (e) and (f) of Section 6.2 only with the consent of the Warrant Sellers. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                           ARTICLE VIII

                          INDEMNIFICATION


           SECTION 8.1 Survival of Representations and
Warranties. (a) Notwithstanding any investigation conducted or notice or knowledge obtained by or on behalf of Parent, each representation and warranty in this Agreement, in the Schedules hereto or in certificates delivered pursuant to this Agreement, of the Company or any Seller, shall survive the Effective Time for a period of two years (the "Survival Period").

           (b) Notwithstanding any investigation conducted or notice or knowledge obtained by or on behalf of the Company or any Seller, each representation and warranty of Parent and Sub made in Sections 4.3, 4.4, 4.7, 4.8 and 4.9 hereof (except to the extent that any representation or warranty made in Section 4.8 hereof may be construed to relate to any statement made in or omission from any filing made by Parent with the Commission), and in any certificate delivered pursuant to this Agreement to the extent such certificate relates to such Sections (except to the extent that any representation or warranty made in Section 4.8 hereof may be construed to relate to any statement made in or omission from any filing made by Parent with the Commission), shall survive the Effective Time for the Survival Period. Except as expressly set forth in the preceding sentence, all representations and warranties of Parent and Sub made herein or in any certificate delivered pursuant to this Agreement shall terminate at, and not survive, the Effective Time.

           (c) Any claim for indemnification under this Article
VIII arising out of the inaccuracy or breach of any representation or warranty contained herein, in the Schedules hereto or in the certificates delivered pursuant to this Agreement must be made prior to the termination of the Survival
Period with respect thereto.

           SECTION 8.2 Terms of Indemnification. Subject to Sections 8.1 and 8.4 hereof, (i) the Stock Sellers agree, jointly and severally, to indemnify Parent and its Affiliates (and their respective directors, officers, agents and employees) against, and to protect, defend and hold harmless Parent and its Affiliates (and their respective directors, officers, agents and employees) from, all Damages arising out of or resulting from any inaccuracy in, or breach of, any of their respective representations, warranties, covenants or other agreements of each of them or the Company contained in or incorporated into this Agreement, in the Schedules hereto or in certificates delivered pursuant to this Agreement; (ii) each Warrant Seller, severally and not jointly, agrees to indemnify Parent and its Affiliates (and their respective directors, officers, agents and employees) against, and to protect, defend and hold harmless Parent and its Affiliates (and their respective directors, officers, agents and employees) from, all Damages arising out of or resulting from any inaccuracy in, or breach of, any of such Warrant Seller's representations, warranties, covenants or other agreements contained in or incorporated into this Agreement, in the Schedules hereto or in certificates delivered pursuant to this Agreement; and (iii) Parent agrees to indemnify Sellers and their respective Affiliates (and their respective directors, officers, agents and employees) against, and to protect, defend and hold harmless Sellers and their respective Affiliates (and their respective directors, officers, agents and employees) from, all Damages arising out of or resulting from any inaccuracy in, or breach of, any of Parent's or Sub's representations, warranties, covenants or other agreements contained in this Agreement, or in certificates delivered pursuant to this Agreement.

           SECTION 8.3 Procedures. The following provisions shall apply to claims for Damages from claims by a third party ("Claim"). The indemnifying party shall have the absolute right, in its sole discretion and expense, to elect to defend, contest or otherwise protect against any such Claim with legal counsel of its own selection. The indemnified party shall have the right, but not the obligation, to participate, at its own expense, in the defense thereof through counsel of its own choice and shall have the right, but not the obligation, to assert any and all crossclaims or counterclaims it may have. The indemnified party shall, and shall cause their Affiliates (and their respective directors, officers, agents and employees) to, at all times cooperate in all reasonable ways with, make their relevant files and records available for inspection and copying by, or otherwise render reasonable assistance to, the indemnifying party (i) in its defense of any action for which indemnity is sought under this Article VIII and (ii) its prosecution under the last sentence of this Section 8.3 of any related claim, cross-complaint, counterclaim or right of subrogation. In the event the indemnifying party fails to timely defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding, the indemnified party shall have the right, but not the obligation, to defend, contest, assert cross-claims or counterclaims or otherwise protect against the same. No claim or action subject hereto may be settled unless the indemnified party and the indemnifying party consent thereto, such consent not to be unreasonably withheld. The indemnifying party shall be subrogated to the claims or rights of an indemnified party with respect to any Damages paid by the indemnifying party under this
Article VIII.

           SECTION 8.4 Limitation on Indemnification Obligations; Indemnification Threshold. (a) Notwithstanding any other provision of this Agreement, (i) the maximum aggregate liability of each Seller for claims made pursuant to this Article VIII shall be limited to the aggregate value of the securities issued to such Seller by Parent at the Closing, valued as set forth in
Section 8.4(c), and (ii) Parent shall not be entitled to make any claim pursuant to this Article VIII unless and until Parent reasonably believes that the aggregate amount of Damages with respect to all such claims that may be made by Parent pursuant to this Article VIII exceeds $500,000 (the "Parent Threshold Amount") and then only to the extent that the aggregate amount of Damages with respect to all such claims that may be made by Parent pursuant to this Article VIII exceeds the Parent Threshold Amount. Notwithstanding the foregoing, no claim with respect to Damages relating to taxes due and owing as the result of any unfavorable determination by the IRS with respect to the tax treatment of any Securitization effected by the Company prior to the date hereof shall be made by Parent or included in any computation made to determine whether the Parent Threshold Amount has been exceeded unless and until Parent reasonably believes that the amount of Damages with respect to all such claims exceeds the aggregate amount (the "NOL Threshold Amount") of tax savings actually realized by Parent from the utilization of the Company's net operating loss carryforwards in existence as of the Closing, and then only to the extent that the aggregate amount of Damages with respect to all such claims exceeds the NOL Threshold Amount.

           (b) Notwithstanding any other provision of this Agreement, (i) the maximum aggregate liability of Parent for claims made pursuant to this Article VIII shall be limited to the aggregate value of the securities issued to the Sellers by Parent at the Closing, valued as set forth in Section 8.4(c), and (ii) no Seller shall be entitled to make any claim pursuant to this
Article VIII unless and until such Seller reasonably believes that the aggregate amount of Damages with respect to all such claims that may be made by the Sellers pursuant to this Article VIII exceeds $500,000 (the "Seller Threshold Amount") and then only to the extent that the aggregate amount of Damages with respect to all such claims that may be made by the Sellers pursuant to this Article VIII exceeds the Seller Threshold Amount.

           (c) For purposes of this Section 8.4, shares of Parent
Common Stock issued to a Seller in respect of Company Common
Stock or Base Warrants shall be valued at the Market Price per share.

           SECTION 8.5 Indemnification Payments. Indemnification obligations of a Seller under this Article VIII may be satisfied, at the election of such Seller, either by a cash payment or by delivery of shares of Parent Common Stock (or a combination of cash and Parent Common Stock) having a value equal to the amount of such obligation. For purposes of this Section 8.5, Parent Common Stock shall be deemed to have a value per share equal to the average of the closing price of Parent Common Stock as reported on the NYSE Composite Transaction Tape over the five consecutive trading days for Parent Common Stock ending on the last trading day for Parent Common Stock immediately preceding the date of the payment of such indemnification obligation. Indemnification obligations of Parent under this Article VIII shall be satisfied by a cash payment in the amount of such obligation.

                            ARTICLE IX

                        GENERAL PROVISIONS

           SECTION 9.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           if to Parent or Sub:

                Capital One Financial Corporation
                2980 Fairview Park Drive
                Suite 1300
                Falls Church, Virginia 22042-4525
                Attention:  John Finneran, Esq.
                Fax: (703) 205-1094

           with an additional copy to:

                Cleary, Gottlieb, Steen & Hamilton
                One Liberty Plaza
                New York, New York  10006
                Attention:  Victor I. Lewkow, Esq.
                Fax: (212) 225-3999
           if to the Company or any of the Stock Sellers:

                Summit Acceptance Corporation
                3939 Belt Line Road
                Suite 500
                Dallas, Texas  75244
                Attention:  David R. Lawson
                Fax:  (972) 280-8647

           with additional copies to:

                G. Fulton Collins III
                1924 South Utica
                Suite 800
                Tulsa, Oklahoma 74104
                Facsimile: (918) 748-9863

           and

                Conner & Winters
                3700 First Place Tower
                15 East 5th Street
                Tulsa, Oklahoma 74103-4344
                Attention: Robert A. Curry, Esq
                Fax: (918) 586-8548

           if to Capital Resource Lenders III, L.P.:

                Capital Resource Lenders III, L.P.
                85 Merrimac Street
                Suite 200
                Boston, Massachusetts  02114
                Attention:  Stephen M. Jenks
                Fax:   (617) 723-9819

           with an additional copy to:

                Testa, Hurwitz & Thibeault, LLP
                High Street Tower
                125 High Street
                Boston, Massachusetts  02110
                Attention:  Andrew E. Taylor Jr., Esq.
                Fax: (617) 248-7100
           if to Lincoln National Life Insurance Company or Lincoln National Income Fund, L.P.:

                c/o Lincoln Investment Management, Inc.
                200 East Berry Street
                Fort Wayne, Indiana  46802
                Attention:  Investments/Private Placements
                Fax:  (219) 455-5499

           if to J.P. Morgan Capital Corporation or Sixty Wall
           Street Fund, L.P.:

                c/o J.P. Morgan & Co. Incorporated
                60 Wall Street, 14th Floor
                New York, New York  10260
                Attention:  Meryl D. Hartzband
                Fax:  (212) 648-5002

           with an additional copy to:

                Davis Polk & Wardwell
                450 Lexington Avenue
                New York, New York  10017
                Attention:  Jeffrey D. Berman, Esq.
                Fax:  (212) 450-5425

           SECTION 9.2 Certain Definitions. For purposes of this
Agreement, the term:

            "Affiliate" shall have the meaning set forth in Rule
      12b-2 under the Exchange Act.

            "Alternative Transaction" means any (A) direct or indirect acquisition or purchase of any voting securities of, or equity interest in, the Company or any of its Subsidiaries by any Person other than any party hereto, (B) merger, consolidation, business combination, sale of a material portion of the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, or (C) other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the transactions contemplated hereby.

           "Automobile Finance Contract" means a motor vehicle installment sales contract originated by a retail dealer of automobiles that is secured by title to, security interests in, or liens on a motor vehicle under such contract and applicable law.

           "Base Warrants" means the Base Warrants issued by the Company pursuant to the Senior Subordinated Note and Warrant Purchase Agreement, dated as of April 7, 1997, among the Company, Capital Resource Lenders III, L.P. ("CRL"), The Lincoln National Life Insurance Company ("Life") and Lincoln National Income Fund, Inc.

      ("Income," and collectively with Life, "Lincoln"), as amended (the "1997 Agreement"), or the Senior Subordinated Note and Warrant Purchase Agreement, dated as of April 10, 1998, among the Company, J.P. Morgan Capital Corporation ("Morgan Capital"), Sixty Wall Street Fund, L.P. ("Wall Street," and collectively with Morgan Capital, "Morgan"), CRL, and Life (the "1998 Agreement").

           "Collins Debenture" shall have the meaning set forth in the 1998 Agreement.

           "Commission" means the United States Securities and
      Exchange Commission, or any successor thereto.

           "Confidentiality Agreement" shall mean the confidentiality agreement, dated March 6, 1998, between Parent and the Company.

           "Damages" shall mean any and all losses, claims, damages, liabilities, obligations, judgments, settlements, awards, demands, offsets, reasonable out-of-pocket costs, expenses and attorneys' fees (including any such reasonable costs, expenses and attorneys' fees incurred in enforcing a party's right to indemnification against any indemnifying party or with respect to any appeal) and penalties and interests, if any.

           "Employment Agreements" shall mean the Employment
      Agreements of even date herewith between the Company and each of Messrs. Lawson, Collins, Boyd, Lukken, Steele,
      Cleveland and Zemaitis.

           "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, order, decree, rule or regulation relating to releases, discharges, emissions or disposals to air, water, land or groundwater of Hazardous Materials; to the use handling or disposal of polychlorinated byphenyls, asbestos or urea formaldehyde or any other Hazardous Material; to the treatment, storage, disposal or management of Hazardous Materials; to exposure to toxic, hazardous or other controlled, prohibited or regulated substances; and to the transportation, release or any other use of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq. ("RCRA"), the Toxic Substances Control Act, 15 U.S.C. 2601, et seq. ("TSCA"), the Occupational, Safety and Health Act, 29 U.S.C. 651, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1251, et seq., the Safe Drinking Water Act, 42 U.S.C. 300f, et seq., the Hazardous Materials Transportation act, 49 U.S.C. 1802 et seq. ("HMTA") and the Emergency Planning and Community Right to Know Act, 42 U.S.C. 11001 et seq. ("EPCRA"), and other comparable state and local laws and all rules, regulations and guidance documents promulgated pursuant thereto or published thereunder.

           "Hazardous Materials" shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under Environmental Laws or the release of which is regulated under Environmental Laws. Without limiting the generality of the foregoing, the term includes: "hazardous substances" as defined in CERCLA; "extremely hazardous substances" as defined in EPCRA; "hazardous waste" as defined in RCRA; "hazardous materials" as defined in HMTA; "chemical substance or mixture" as defined in TSCA; crude oil, petroleum products or any fraction thereof; radioactive materials including source, byproduct or special nuclear materials; asbestos or asbestos-containing materials; chlorinated fluorocarbons ("CFCs"); and radon.

           "Intellectual Property" shall mean: (i) all trademarks, service marks, trademark registrations, service mark registrations, trade names and applications for registration of trademarks and service marks; (ii) all licenses which create rights in or to the trademark, service mark or trade name properties described in clause
      (i) above; (iii) all copyrights, copyright registrations and applications for registration of copyrights; (iv) all renewals, modifications and extensions of any items referred to in clauses (i) through (iii) above; (v) all patents, design patents and utility patents, all applications for grant of any such patents pending as of the date hereof or as of the Effective Date or filed within five years prior to the date hereof, and all reissues, divisions, continuations-in-part and extensions thereof;
      (vi) all technical documentation, trade secrets, designs, inventions, processes, rights in plant varieties, formulae, know-how, operating manuals and guides, plans, new product development, technical and marketing surveys, material specifications, product specifications, invention records, research records, labor routings, inspection processes, equipment lists, engineering reports and drawing, architectural or engineering plans, know-how agreements and other know-how; (vii) all marketing and licensing records, sales literature, customer lists, trade lists, sales forces and distributor networks lists, advertising and promotional materials, service and parts records, warranty records, maintenance records and similar records; (viii) all rights arising under, and rights to develop, use and sell under, any of the foregoing and all licenses with respect thereto; and (ix) all rights and incidents of interest in and to all noncompetition or confidentiality agreements.

           "Material Adverse Effect" shall mean a material adverse effect on the business, operations, condition (financial or otherwise), results of operations, assets or liabilities of the Company and its Subsidiaries taken as a whole, or a material adverse effect on the ability of the Company or any Seller to consummate the transactions contemplated by this Agreement.

           "Market Price" shall mean the average of the closing price of Parent Common Stock as reported on the NYSE Composite Transaction Tape over the five consecutive trading days for Parent Common Stock ending on the last trading day for Parent Common Stock immediately preceding the Effective Time.

           "Material Contracts" shall mean all contracts, agreements, commitments, arrangements, leases (including with respect to personal property), policies, instruments and understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound (a) to which any Major Customer is a party, (b) which involves or could involve aggregate payments of more than $100,000 (other than contracts with automobile dealerships with respect to the purchase and sale of Automobile Finance Contracts), or (c) which is or could reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

           "1998 Agreement" shall have the meaning set forth in the definition of the term "Base Warrants."

           "1997 Agreement" shall have the meaning set forth in the definition of the term "Base Warrants."

           "Notes" shall mean, collectively, the "Notes" as such term is defined in the 1998 Agreement and the "Notes" as such term is defined in the 1997 Agreement.

           "Operative Documents" shall mean, collectively, the "Operative Documents" as such term is defined in the 1998
      Agreement and the "Operative Documents" as such term is defined in the 1997 Agreement.

           "Option Exchange Ratio" shall mean the quotient of (x)
      7.50, divided by (y) the Market Price.

           "Person" or "person" shall mean any individual, corporation, partnership, limited liability company, joint venture, governmental agency or instrumentality, or any other entity.

           "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of the Closing
      Date, among certain of the parties hereto, in substantially the form attached as Exhibit D hereto.

           "Representation Letter" shall mean a Representation
      Letter in substantially the form attached as Exhibit E, Exhibit F or Exhibit G hereto as applicable.

           "Securitization" shall mean a transaction wherein an identified pool of Automobile Finance Contracts are sold, pledged or conveyed by the Company or any of its Subsidiaries to a trustee, grantor trust, or other special purpose financing entity as collateral security for the issuance of notes, certificates or other securities.

           "Subsidiary" shall mean, with respect to any Person, any corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions.

           "Tax" or "Taxes" shall mean, however denominated, all federal, state, local, foreign and other taxes, levies, imposts, assessments, impositions or other similar government charges, including, without limitation, all net income, gross income, estimated income, gross receipts, business, occupation, franchise, real property, payroll, personal property, sales, transfer, stamp, use, employment, social security, unemployment, worker's compensation, commercial rent, withholding, occupancy, premium, gross receipts, profits, windfall profits, deemed profits, license, lease, severance, capital, production, corporation, ad valorem, excise, duty or other taxes, including interest, penalties and additions (to the extent applicable) thereto whether disputed or not.

           "Tax Return" shall mean any report, return, document, declaration or other information or filing (including any amendments) required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, where permitted or required, combined or consolidated returns for any group of entities that includes the Company or any of its Subsidiaries, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

           "Warrant" shall mean a Base Warrant, Contingent
      Warrant or Additional Warrant.

           SECTION 9.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

           SECTION 9.4 Entire Agreement; Assignment; Failure of Certain Condition. (a) This Agreement, together with the Confidentiality Agreement and the Registration Rights Agreement (when executed and delivered), constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by any party hereto, by operation of law or otherwise; provided, however, that Parent or Sub may assign any of their respective rights and obligations to any wholly-owned Subsidiary of Parent or Sub, as the case may be, but no such assignment shall relieve Parent or Sub, as the case may be, of its obligations hereunder. Any attempted assignment which does not comply with the provisions of this Section 9.4 shall be null and void ab initio.

           (b) The Company and Sellers hereby agree that failure by Parent and Sub to satisfy the condition set forth in Section
6.2(f) hereof by reason of Parent's judgment (in its sole discretion) that it is unable to make the representation contained in Section 2.1(d) of the

Registration Rights Agreement (whether or not such inability resulted from a voluntary act or failure to act by Parent), shall not constitute a breach of this Agreement, and no remedy at law or otherwise shall be available to the Company or any of the Sellers in respect of such failure.

           SECTION 9.5 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except as provided in the following sentence, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. The parties hereto expressly intend the provisions of Sections 5.5, 5.10(e) and 8.2 hereof to confer a benefit upon and be enforceable by, as third party beneficiaries of this Agreement, the third Persons referred to in, or intended to be benefited by, such provisions.

           SECTION 9.6. Restrictions on Transfer. Except as otherwise specified in Section 9.6(d) hereof, the certificates evidencing shares of Parent Common Stock issued to Sellers pursuant to the terms hereof, shall bear a legend (the "Private Placement Legend") to the following effect:

           This Security was originally issued in a transaction exempt from registration under Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), and this security may not be offered, sold or otherwise transferred in the absence of such registration or an applicable exemption therefrom. By accepting this security, the holder agrees for the benefit of Capital One Financial Corporation that, until the expiration of the holding period applicable to offers and sales of the securities evidenced hereby under Rule 144(k) under the Securities Act (or any successor provision), (A) it will not resell or otherwise transfer the security represented hereby except pursuant to (i) a registration statement that has been declared effective under the Securities Act (and that continues to be effective at the time of such transfer) or (ii) an applicable exemption from registration under the Securities Act and (B) it will deliver to each Person to whom the security evidenced hereby is transferred (other than a transfer pursuant to clause (A)(i) above) a notice substantially to the effect of this legend.

           (b) By its acceptance of any shares of Parent Common Stock represented by a certificate bearing the Private Placement Legend, the holder of such securities shall be deemed to have acknowledged the restrictions set forth in the Private Placement Legend and shall be deemed to have agreed with Parent that it will transfer such shares of Parent Common Stock only in accordance with the Private Placement Legend.

           (c) In connection with any transfer of any shares of Parent Common Stock represented by a certificate bearing the Private Placement Legend, each holder agrees to deliver to Parent such satisfactory evidence, which may include an opinion of counsel, as reasonably may be requested by Parent, to confirm that such transfer is being made in accordance with the limitations set forth in the Private Placement Legend or that the limitations set forth in the Private Placement Legend no longer are applicable. In the event that Parent determines that any such transfer is not in accordance with the Private Placement Legend or the restrictions set forth herein, Parent shall not effect such transfer or shall so inform the transfer agent, if any, who shall not effect such transfer.

           (d) The Private Placement Legend may be removed from a certificate representing shares of Parent Common Stock, if there is delivered to Parent such satisfactory evidence, which may include an opinion of counsel, as reasonably may be requested by Parent to confirm that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such shares will not violate the registration and prospectus delivery requirements of the Securities Act.

           SECTION 9.7 Governing Law and Consent to Jurisdiction.
(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

           (b) To the fullest extent permitted by applicable law, each party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Eastern District of Virginia and in any Virginia state court located in the Eastern District of Virginia and not in any other state or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the Commonwealth of Virginia for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby, (iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum, and (iv) irrevocably waives the right to trial by jury in any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby.

           SECTION 9.8 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

           SECTION 9.9 Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

           IN WITNESS WHEREOF, Parent, Sub, the Company and the
Sellers have caused this Agreement to be executed as of the date first written above.


                        SUMMIT ACCEPTANCE CORPORATION


                        By: /s/ David R. Lawson
                           ------------------------------
                           Name: David R. Lawson
                           Title: Chief Executive Officer


                        CAPITAL ONE FINANCIAL CORPORATION


                        By: /s/ David M. Willey
                           ------------------------------
                           Name: David M. Willey
                           Title: Senior Vice President,
                                  Treasurer & Assistant Secretary

                        S-ACQUISITION CORP.


                        By: /s/ John G. Finneran Jr.
                           ------------------------------
                           Name: John G. Finneran, Jr.
                           Title: Executive Vice President
                                  & Secretary

                        STOCK SELLERS:


                        /s/ David R. Lawson
                        ---------------------------------
                        David R. Lawson



                        /s/ G. Fulton Collins III
                        ---------------------------------
                        G Fulton Collins III, as
                        Trustee of the G.
                        Fulton Collins III Management Trust



                        /s/ Suzanne McCabe Collins
                        ---------------------------------
                        Suzanne McCabe Collins, as Trustee of the
                        Suzanne McCabe Collins, Jr. 1990
                        Qualified Subchapter S Trust



                        /s/ Suzanne McCabe Collins
                        ---------------------------------
                        Suzanne McCabe Collins, as Trustee of
                        the George Fulton Collins IV 1997 Trust



                        /s/ Fulton Collins
                        ---------------------------------
                        Fulton Collins, as Trustee of the Suzanne
                        McCabe Collins, Jr. 1994 Trust



                        /s/ Fulton Collins
                        ---------------------------------
                        Fulton Collins, as Trustee of the
                        Catherine Elizabeth Collins 1994 Trust



                        /s/ Suzanne McCabe Collins
                        ---------------------------------
                        Suzanne McCabe Collins, as Trustee of the
                        Catherine Elizabeth Collins 1990
                        Qualified Subchapter S Trust

                        /s/ Suzanne McCabe Collins
                        ---------------------------------
                        Suzanne McCabe Collins, as Trustee of the
                        George Fulton Collins IV 1990 Qualified
                        Subchapter S Trust



                        WARRANT SELLERS:

                        CAPITAL RESOURCE LENDERS III, L.P.
                        By: Capital Resource Partners III, L.L.C.
                            its General Partner


                        By: /s/ Robert C. Ammern
                           ------------------------------
                           Name: Robert C. Ammern
                           Title: General Partner


                        THE LINCOLN NATIONAL LIFE
                         INSURANCE COMPANY
                        By: Lincoln Investment Management, Inc.
                            its Attorney-in-Fact


                        By: /s/ Richard L. Corwin
                           ------------------------------
                           Name: Richard L. Corwin
                           Title: Vice President


                        LINCOLN NATIONAL INCOME FUND, L.P.


                        By: /s/ David C. Fischer
                           ------------------------------
                           Name: David C. Fisher
                           Title: Vice President


                        J.P. MORGAN CAPITAL CORPORATION


                        By: /s/ Meryl D. Hartzband
                           ------------------------------
                           Name: Meryl D. Hartzband
                           Title: Managing Director

                        SIXTY WALL STREET FUND, L.P.


                        By: /s/ Meryl D. Hartzband
                           ------------------------------
                           Name: Meryl D. Hartzband
                           Title: Managing Director

                            EXHIBIT A

                    ARTICLES OF INCORPORATION

                                OF

                       S-ACQUISITION CORP.

      I, the undersigned natural person of the age of eighteen years or more, acting as the incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following
Articles of Incorporation for such corporation:

                            ARTICLE ONE

      The name of the corporation is S-Acquisition Corp.

                            ARTICLE TWO

      The period of its duration shall be perpetual.

                           ARTICLE THREE

      The purpose for which the corporation is organized is to engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business
Corporation Act.
                           ARTICLE FOUR

      The aggregate number of shares which the corporation shall have authority to issue is one thousand (1,000) shares of common stock, and the par value of each share is one cent ($0.01) per share.

                           ARTICLE FIVE

      The corporation shall not commence business until it has received for the issuance of its shares consideration of the value of one thousand dollars ($1,000).

                            ARTICLE SIX

      The street address of the initial registered office of the corporation is c/o CT CORPORATION SYSTEM, 350 N. St. Paul Street,
Dallas, Texas 75201, and the name of its initial registered agent at such address is CT CORPORATION SYSTEM.

                           ARTICLE SEVEN

      The number of directors of the corporation shall be fixed in the by-laws of the corporation. The number of directors constituting the initial board of directors of the corporation (the "Board of Directors") is two (2), and the names and addresses of the initial members of the Board of Directors until the first annual meeting of the shareholders or until their successors are elected and qualified are as follows:

NAME                     ADDRESS

John Finneran            c/o Capital One Financial Corporation
                         2980 Fairview Park Drive
                         Suite 1300
                         Falls Church, Virginia 22042

David Willey             c/o  Capital One Financial Corporation
                         2980 Fairview Park Drive
                         Suite 1300
                         Falls Church, Virginia 22042


                           ARTICLE EIGHT

      The election of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

                           ARTICLE NINE

      Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and the writing is filed with the minutes of the proceedings of the Board of Directors.

                            ARTICLE TEN

      The Board of Directors may from time to time adopt, amend or repeal by-laws of the corporation, but the stockholders may adopt additional by-laws and may amend or repeal any by-law, whether adopted by them or otherwise.

                          ARTICLE ELEVEN

      No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for any breach of any fiduciary duty as a director, provided that the provisions of this Article Eleven shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 2.41(A)(1) of the Texas Business Corporation Act, or (iv) for any transaction from which the director derived an improper personal benefit.

                          ARTICLE TWELVE

      The name and address of the incorporator is:


NAME                      ADDRESS

Michael T. Shutterly      c/o  Capital One Financial Corporation
                          11013 West Broad Street
                          Glen Allen, Virginia 23060

                             EXHIBIT B

                              BY-LAWS

                                of

                        S-ACQUISITION CORP.

         Incorporated under the Laws of the State of Texas




                             ARTICLE I

                        OFFICES AND RECORDS


      Section 1.1. Principal Office. The principal office of
S-Acquisition Corp. (the "Corporation") shall be located in Falls
Church, Virginia.

      Section 1.2. Other Offices. The Corporation may have such other offices, either within or without the State of Texas ("Texas"), as the board of directors of the corporation (the "Board") may from time to time designate or as the business of the Corporation may from time to time require.

      Section 1.3. Books and Records. The books and records of the Corporation may be kept at 2980 Fairview Park Drive, Suite 1300, Falls Church, Virginia or at such other locations inside or outside Texas as may from time to time be designated by the Board.

                            ARTICLE II

                           STOCKHOLDERS

      Section 2.1. Annual Meeting. The annual meeting of stockholders of the Corporation shall be held for the election of directors at such date, time and place, either within or without

Texas, as may be designated by resolution of the Board from time to time. Any other proper business may be transacted at the annual meeting.

      Section 2.2. Special Meeting. Special meetings of stockholders for any purpose or purposes, unless otherwise prescribed by statute, by the articles of incorporation or by these by-laws, may be called at any time by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President or the Board, or by a committee of the Board which has been duly designated by the Board, and whose powers and authority, as expressly provided in a resolution of the Board, include the power to call meetings, and shall be called by any of them at the written request of the holders of record of not less than 50% of all the shares then outstanding and entitled to vote thereof. Such request shall state the purpose or purposes of such meeting. Such special meetings shall be held at such date, time and place either within or without the Texas as may be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The business transacted at any special meeting of stockholders shall be limited to the purposes stated in such notice.

      Section 2.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the name of the person by whom or at whose direction the meeting is being called. Unless otherwise provided by law, the written notice of any meeting shall be given either personally or by mail, telegram, cable or telephone, by or at the direction of, the President, the Secretary, or the persons calling the meeting, not less than ten nor more than sixty days before the date of the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting of stockholders.

      Section 2.4. Adjournment. At any meeting of stockholders, annual or special, the Chairman of the meeting or the holders of record of a majority of the shares of stock issued and outstanding and entitled to vote at the meeting (the "Voting Stock") may adjourn from time to time, whether or not there is a quorum, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      Section 2.5. Quorum. At each meeting of stockholders, except where otherwise provided by law or the articles of incorporation or these by-laws, the holders of a majority of the Voting Stock, represented in person or by proxy, shall constitute a quorum for the transaction of business thereat. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum, a majority of the stockholders entitled to vote so present, or if no such stockholder is present in person or by proxy, any officer entitled to preside at or act as secretary of such meeting, shall have the power to adjourn the meeting from time to time in the manner provided in Section 2.4 of these by-laws until a quorum shall be present or represented. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

      Section 2.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a vice president, or in the absence of the foregoing persons by a chairman designated by the Board, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

      Section 2.7. Voting; Proxies. (a) Unless otherwise provided in the articles of incorporation, each stockholder of record entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock registered in such stockholder's name on the books of the Corporation, which has voting power upon the matter in question.

      (b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting, may vote, or consent, as the case may be, in person or may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period.

      (c) Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy pursuant to subsection (b) of this Section, the following shall constitute a valid means by which a stockholder may grant such authority:

           (1) A stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

           (2) A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, telex, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

      (d) Any copy, facsimile, telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (c) of this Section, may be submitted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile, telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

      (e) A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the articles of incorporation or these by-laws, be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting, provided that (except as otherwise required by law or by the articles of incorporation) the Board may require decision by a supermajority vote upon any election or question.


      Section 2.8. Fixing Date for Determination of Stockholders of Record.

      (a) Notice and Voting Rights: In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. Only such stockholders of record on the date so fixed shall be entitled to receive notice of, or to vote at, such meeting or any adjournment thereof. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the date on which notice of the meeting is mailed, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      (b) Consents: In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by law, the articles of incorporation or these by-laws, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by law, the articles of incorporation or these by-laws, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

      (c) Other Lawful Action: In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

      Section 2.9. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      Section 2.10. Consent of Stockholders in Lieu of Meeting. Unless otherwise restricted by the articles of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The consent or consents shall be delivered to the Corporation by delivery to its registered office, principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by law, to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation in the manner indicated above. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                            ARTICLE III

                        BOARD OF DIRECTORS


      Section 3.1. General Powers and Compensation. The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authorities by the by-laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the articles of incorporation or by these by-laws required to be exercised or done by the stockholders.

      Section 3.2. Number; Qualifications. The Board shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board.
Directors need not be stockholders.

      Section 3.3. Election; Resignation; Removal; Vacancies. The Board shall initially consist of the persons elected as such by the incorporator. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect Directors to replace those Directors whose terms then expire. Any Director may resign at any time upon written notice to the Corporation. Stockholders may remove Directors with or without cause by vote of a majority of the shares then entitled to vote at an election of directors. Any vacancy occurring in the Board for any cause may be filled by the affirmative vote of a majority of the remaining members of the Board, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each Director so elected shall hold office until the expiration of the term of office of the Director whom he has replaced.

      Section 3.4. Regular Meetings. A regular meeting of the Board shall be held without other notice than this by-law immediately after, and at the same place as, each annual meeting of stockholders. Additional regular meetings of the Board may be held at such places within or without Texas and at such times as the Board may from time to time determine, by resolution, and if so determined, notices thereof, other than such resolution, need not be given.

      Section 3.5. Special Meetings. Special meetings of the Board may be held at any time or place within or without Texas whenever called by the Chairman of the Board, the Vice Chairman of the Board, the President, any vice president, the Secretary, or by a plurality of directors in office. Reasonable notice thereof shall be given by the person or persons calling the meeting personally or by mail, telegram, cable or telephone not later than the second day before the date of the special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board need be specified in the notice of such meeting or waiver of notice thereof.

      Section 3.6. Telephonic Meetings Permitted. Members of the Board, or any member of any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation in a meeting pursuant to this Section 3.6 shall constitute presence in person at such meeting.

      Section 3.7. Quorum; Vote Required for Action. At all meetings of the Board a majority of the entire Board shall constitute a quorum for the transaction of business. Except in cases in which the articles of incorporation or these by-laws otherwise provide, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, a majority of the directors present may adjourn the meeting from time to time, without notice other than by announcement at the meeting, until a quorum shall be present.

      Section 3.8. Organization. Meetings of the Board shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

      Section 3.9. Action by Directors Without a Meeting. Unless otherwise restricted by the articles of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                            ARTICLE IV

                            COMMITTEES


      Section 4.1. Committees. The Board may from time to time, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, and except as otherwise required by law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the articles of incorporation, adopting an agreement of merger, share exchange, conversion or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending, altering, or repealing these by-laws or any other actions barred by law; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

      Section 4.2. Committee Rules. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to
Article III of these by-laws.

                             ARTICLE V

                             OFFICERS


      Section 5.1. Executive Officers; Election; Qualifications. As soon as practicable after the annual meeting of stockholders in each year, at the regular meeting of the Board, the Board shall elect a president and secretary, and it may, if it so determines, elect a chairman of the Board and a vice chairman of the Board from among its members. The Board may also elect one or more vice presidents, one or more assistant vice presidents, one or more assistant secretaries, a treasurer and one or more assistant treasurers and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person.

      Section 5.2. Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided in the resolution of the Board electing any officer, each such officer shall hold office and until his successor is elected and qualified or until his earlier death or disability, or resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board may remove any officer whenever in its judgment the best interests of the Corporation would be served thereby at any time by a majority of the members of the entire Board, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

      Section 5.3. Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board and any committees in a book to be kept for that purpose. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

      Section 5.4. Compensation. The Board shall fix the compensation of the Chairman of the Board, if any, and of the President and shall fix, or authorize the Chairman of the Board or the President to fix, the compensation of any or all other officers. The Board may allow compensation to members of any committee and may vote compensation to any director for attendance at meetings or for any special services.


                            ARTICLE VI

                 STOCK CERTIFICATES AND TRANSFERS


      Section 6.1. Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

      Section 6.2. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation for cancellation of a certificate for shares endorsed or accompanied by a written assignment signed by the holder of record or by his duly authorized attorney-in-fact, it shall be the duty of the Corporation, or its duly appointed transfer agent, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

      Section 6.3. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                            ARTICLE VII

                          INDEMNIFICATION

      Section 7.1. Indemnification and Insurance. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Texas Business Corporation Act as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (b) of Section 7.1 of this by-law with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) initiated by such person was authorized by the Board.

      (b) If a claim under paragraph (a) of this by-law is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Texas Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Texas Business Corporation Act, nor an actual determination by the Corporation (including its Board, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      (c) Following any "change in control" of the Corporation of the type required to be reported under Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended, any determination as to entitlement to indemnification shall be made by independent legal counsel selected by the claimant which independent legal counsel shall be retained by the Board on behalf of the Corporation.

      (d) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this by-law shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the articles of incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

      (e) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Texas Business Corporation Act.

      (f) The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this by-law with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

      (g) The right to indemnification conferred in this by-law shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Texas Business Corporation Act requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, with limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this by-law or otherwise.

      (h) Any amendment or repeal of this Article VII shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

                           ARTICLE VIII

                           MISCELLANEOUS


      Section 8.1. Fiscal Year. The fiscal year of the
Corporation shall be determined by resolution of the Board.

      Section 8.2. Corporate Seal. The Corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be determined by resolution from time to time by the Board. Said Seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise imprinted upon the subject document or paper.

      Section 8.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

      Section 8.4. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other entity in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if any of the following are satisfied: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorized the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

      Section 8.5. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

      Section 8.6. Amendment of By-Laws. These by-laws may be amended or repealed, and new by-laws made, by the Board but the stockholders may make additional by-laws and may amend and repeal any by-laws whether adopted by them or otherwise.

                             EXHIBIT C

                          Warrant Amounts

               CRL                 $6,991,667
               Life                3,738,512
               Income                207,318
               Morgan Capital      4,480,023
               Wall Street           235,791

                             EXHIBIT D



                   REGISTRATION RIGHTS AGREEMENT

                     dated as of July 31, 1998

                               among

                 CAPITAL ONE FINANCIAL CORPORATION

                                and

                     THE HOLDERS NAMED HEREIN

                   REGISTRATION RIGHTS AGREEMENT

           REGISTRATION RIGHTS AGREEMENT, dated as of July 31,
1998 (this "Agreement"), by and among CAPITAL ONE FINANCIAL
CORPORATION, a Delaware corporation ("Parent"), and the Initial
Holders listed on the signature pages hereto (the "Initial Holders").

           This Agreement is made in connection with the Agreement and Plan of Merger, dated as of July 31, 1998 (the "Merger Agreement"), by and among Parent, [S-Acquisition Corp.], a Texas corporation and a wholly-owned subsidiary of Parent (the "Subsidiary"), Summit Acceptance Corporation, a Texas corporation ("Summit"), and the Initial Holders, pursuant to which, among other things, (i) the Subsidiary is merging with and into Summit (the "Merger"), with Summit being the surviving corporation and thereby becoming a wholly-owned subsidiary of Parent, and (ii) Parent is issuing to the Initial Holders, in exchange for the common stock and warrants of Summit, shares (the "Shares") of Common Stock (as hereinafter defined) which will not be registered under the Securities Act (as hereinafter defined). In order to induce Summit and the Initial Holders to enter into the Merger Agreement, Parent has agreed to provide certain registration rights with respect to the Shares as set forth in this Agreement.

           NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



                             ARTICLE I
                            DEFINITIONS

           SECTION 1.1. Capitalized Terms. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Merger Agreement.

           SECTION 1.2. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

           "Adverse Disclosure" means public disclosure of material, non-public information, which disclosure, in the reasonable, good faith judgment of the chief executive officer or the chief financial officer of Parent, after consultation with counsel, (i) would be required to be made in any Registration Statement or filed with the Commission by Parent so that such Registration Statement would not be materially misleading or so that such Registration Statement would otherwise comply with the Securities Act or applicable law; (ii) would not be required to be made at such time but for the filing of such Registration Statement; and (iii) Parent has a bona fide business purpose for not disclosing publicly.

           "Agreement" has the meaning set forth in the preamble hereto.

           "Commission" means the United States Securities and
Exchange Commission, or any successor thereto.

           "Common Stock" means Parent's common stock, par value
$0.01 per share.

           "Exchange Act" means the Securities Exchange Act of
1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

           "Filing Date" means the fifth business day following the date hereof.

           "Filing Delay" has the meaning set forth in Section
2.1(c) hereof.

           A "holder" or "holders" means any holder or holders of Registrable Securities (whether or not acquired pursuant to the Merger Agreement) who is a party hereto or who becomes a party hereto in accordance with Section 3.3 hereof.

           "Indemnified Parties" has the meaning set forth in
Section 2.5(a) hereof.

           "Loss" has the meaning set forth in Section 2.5(a) hereof.

           "Merger Agreement" has the meaning set forth in the recitals hereto.

           "Notice" has the meaning set forth in Section 2.1(c) hereof.

           "Parent" has the meaning set forth in the preamble hereto, and shall include Parent's successors by merger, acquisition, reorganization or otherwise.

            "Person" or "person" means any individual, firm, limited liability company or partnership, joint venture, corporation, joint stock company, trust or unincorporated organization, incorporated or unincorporated association, government (or any department, agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

            "Prospectus" means the prospectus included in the Shelf Registration Statement as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments and all other material incorporated by reference in such prospectus.

           "Registrable Securities" means the Shares and any securities that may be issued or distributed in respect of the Shares by way of stock dividend, stock split or other distribution, or by way of merger, consolidation, exchange offer, recapitalization or reclassification or similar transaction; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement with respect to the sale of such Registrable

Securities has been declared effective under the Securities Act and such Registrable Securities have been transferred pursuant to such Registration Statement, (ii) such Registrable Securities have been distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (iii) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by Parent and such securities may be publicly resold without registration or qualification of them under the Securities Act.

           "Registration" means a registration of Parent's securities for sale to the public under a Registration Statement.

           "Registration Expenses" has the meaning set forth in
Section 2.4 hereof.

           "Registration Statement" means any registration statement of Parent filed with, or to be filed with, the Commission under the rules and regulations promulgated under the Securities Act, including the Prospectus therein and the amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

           "Securities Act" means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

           "Shelf Period" has the meaning set forth in Section
2.1(b) hereof.

           "Shelf Registration" means a Registration effected pursuant to Section 2.1 hereof.

           "Shelf Registration Statement" means the Registration Statement of Parent filed with the Commission on Form S-3 (or any successor form or other appropriate form under the Securities
Act) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) covering the Registrable Securities.

           SECTION 1.3. General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. Unless otherwise specified, the terms "hereof," "herein" and similar terms refer to this Agreement as a whole and references herein to Sections refer to Sections of this Agreement.


                            ARTICLE II
                        REGISTRATION RIGHTS

           SECTION 2.1.  Shelf Registration.

           (a) Filing. Subject to Section 2.1(c) hereof, Parent shall use its reasonable best efforts to file with the Commission on or before the Filing Date, the Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the holders thereof from time to time in accordance with reasonable and customary methods of distribution elected by such holders and set forth in such Shelf Registration Statement. Subject to Section 2.1(c) hereof, Parent shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as soon as reasonably practicable following such filing.

           (b) Continued Effectiveness. Subject to Section 2.1(c) hereof, so long as permitted by applicable law, Parent shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be usable by holders until the earlier of (i) the first anniversary of the date hereof or
(ii) the date as of which all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (but in no event prior to the expiration of any applicable period referred to in
Section 4(3) of the Securities Act and Rule 174 thereunder) (such period of effectiveness being referred to herein as the "Shelf Period").

           (c) Delay in Filing and Suspension of Registration; Amendments. (i) If the filing, initial effectiveness or continued use of the Shelf Registration Statement at any time would require Parent to make an Adverse Disclosure, Parent may, upon giving prompt notice (the "Notice") of such action to the holders, delay the filing or initial effectiveness of the Shelf Registration Statement (a "Filing Delay") or suspend the use thereof (a "Shelf Suspension") for a reasonable period of time as determined in good faith by Parent. Parent shall have no obligation to inform the holders of the reason for such Filing Delay or Shelf Suspension other than to inform such holders that such action is being taken pursuant to this Section 2.1(c), and except as required by law, the holders and their Affiliates shall not make any public disclosure regarding, and shall treat as confidential, any Filing Delay, Shelf Suspension or Notice. In the case of a Filing Delay, Parent shall promptly notify the holders upon the termination of such Filing Delay, and Parent shall use its reasonable best efforts to file the Shelf Registration Statement with the Commission within two business days of the termination of such Filing Delay in accordance with the terms hereof or have the Shelf Registration Statement declared effective as soon as reasonably practicable following the termination of such Filing Delay, as the case may be. In the case of a Shelf Suspension, the holders agree to suspend use of the Prospectus related to the Shelf Registration in connection with any sale or purchase of or offer to sell or purchase Registrable Securities upon receipt of the Notice. Parent shall promptly notify the holders upon the termination of any Shelf Suspension, promptly amend or supplement the Shelf Registration Statement following the termination of such Shelf Suspension, if necessary, so it does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein not misleading, and furnish to the holders such numbers of copies of the Prospectus therein as so amended or supplemented as the holders may reasonably request. (ii) Parent agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by Parent for the Shelf Registration Statement or by the instructions applicable to such registration form or by the Securities Act.

           (d) Representation of Parent. Parent hereby represents that it has no actual knowledge of any circumstances existing as of the date hereof that would reasonably be expected to cause
Parent to implement a Filing Delay or Shelf Suspension.

           SECTION 2.2.  Registration Procedures.

           (a) In connection with Parent's registration obligations under Section 2.1 hereof, subject to the other provisions set forth herein, Parent will use its reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the terms hereof, and pursuant thereto Parent shall:

           (i) prepare and use its reasonable best efforts to cause the Shelf Registration Statement to become effective under the Securities Act in accordance with the terms hereof; provided, however, that Parent may discontinue any Registration of its securities that are not Registrable Securities;

           (ii) prepare and file with the Commission such amendments and post-effective amendments to the Shelf
      Registration Statement and supplements to the Prospectus as may be reasonably necessary to keep such Registration
      Statement effective for the Shelf Period;

           (iii) notify the holders of Registrable Securities, as soon as reasonably practicable after notice thereof is received by Parent (A) when the Shelf Registration Statement or any amendment thereto has been filed or becomes effective, and when the Prospectus or any amendment or supplement to the Prospectus has been filed, (B) of the receipt of any written comments by the Commission or any request by the Commission or any other federal, state or local governmental authority for amendments or supplements to the Shelf Registration Statement or the Prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or any order preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, and (D) of the receipt by Parent of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

           (iv) promptly notify each holder of Registrable Securities when Parent becomes aware of the happening of any event as a result of which the Shelf Registration Statement or the Prospectus included in the Shelf Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the Shelf Registration Statement or the Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter and except as otherwise permitted herein, prepare and file with the Commission an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

           (v) use its reasonable best efforts to prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final Prospectus or suspending any qualification of the Registrable
      Securities at the earliest possible moment;

           (vi) furnish to each holder of Registrable Securities as many conformed copies as such holder may reasonably request of the Shelf Registration Statement and any amendment or post-effective amendment thereto;

           (vii) deliver to each holder of Registrable Securities as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such holder may reasonably request (it being understood that Parent consents to the use of the Prospectus or any amendment or supplement thereto by each of the holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto);

           (viii) on or prior to the date on which the Shelf Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the holders of Registrable Securities and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "Blue Sky" laws of each state and other jurisdiction of the United States and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for the Shelf Period and so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Registrable Securities covered by the Shelf Registration Statement; provided that Parent will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

           (ix) cooperate with the holders of Registrable Securities to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing Registrable Securities to be sold under the Shelf Registration Statement;

           (x) not later than the effective date of the Shelf Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

           (xi) use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, as soon as reasonably practicable (but not more than fifteen months) after the effective date of the Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

           (xii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the Shelf Registration Statement from and after a date not later than the effective date of the Shelf Registration Statement; and

           (xiii) cause all Registrable Securities covered by the Shelf Registration Statement to be listed on the primary securities exchange or inter-dealer quotation system on which such securities of that type are then listed or quoted.

           (b) Parent may require each seller of Registrable Securities to furnish to Parent such information regarding the distribution of such securities and such other information relating to such holder and its ownership of Registrable Securities as Parent may from time to time reasonably request. Each holder of Registrable Securities agrees to furnish such information to Parent and to cooperate with Parent as reasonably necessary to enable Parent to comply with the provisions of this Agreement. Parent shall have the right to exclude any holder that does not comply with the preceding sentence from the Shelf Registration Statement and to preclude such holder from selling Registrable Securities thereunder.

           (c) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from Parent of the happening of any event of the kind described in Section 2.2(a)(iv) hereof, such holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.2(a)(iv) hereof, or until it is advised in writing by Parent that the use of the Prospectus may be resumed, and, if so directed by Parent, such holder will deliver to Parent (at Parent's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

           SECTION 2.3. Other Agreements. Parent will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities by this Agreement or otherwise conflicts with the provisions hereof. Notwithstanding the foregoing, the holders acknowledge and agree that Parent may be a party to or may enter into other agreements providing for registration rights which agreements may permit Persons other than the holders to sell securities of Parent under the Shelf Registration Statement, provided that no such agreement shall conflict with or limit the rights of the holders hereunder.

           SECTION 2.4. Registration Expenses. All expenses incurred in connection with Parent's performance of or compliance with this Agreement will be paid by Parent, including, without limitation, (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the Commission, (ii) all fees and expenses of compliance with state securities or "Blue Sky" laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses incurred by Parent (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for Parent and of all independent certified public accountants of Parent, (v) Securities Act liability insurance or similar insurance if Parent so desires, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system (all such expenses being referred to herein as "Registration Expenses"). Parent will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by Parent. Notwithstanding anything to the contrary contained herein, Parent shall not be required to pay any costs or expenses incurred by any holder of Registrable Securities in the course of the transactions contemplated hereby, including, without limitation, costs and expenses relating to underwriters' commissions and discounts in respect of Registrable Securities to be sold by such holder, or brokerage fees, transfer taxes or the fees or expenses of any counsel, accountants or other representatives retained by the holders, individually or in the aggregate.

           SECTION 2.5.   Indemnification.

           (a) Indemnification by Parent. Parent agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, its Affiliates and their respective officers, directors and employees and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons (collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) and expenses, joint or several (including reasonable costs of investigation and reasonable attorneys' fees) (each, a "Loss" and collectively "Losses"), arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in the Shelf Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any final, preliminary, or summary Prospectus contained therein, in light of the circumstances under which they were made) not misleading; provided, however, that Parent shall not be liable to any Indemnified Party in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement in reliance upon and in conformity with written information furnished to Parent by such holder of Registrable Securities expressly for use in the preparation thereof; and provided, further, that Parent will not be liable to any Indemnified Party in any case to the extent that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any final, preliminary or summary Prospectus if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment or supplement to such Prospectus which has been made available to such holder and the relevant holder of Registrable Securities fails to deliver such Prospectus as so amended or supplemented, if such delivery is required under applicable law or the applicable rules of any securities exchange, prior to or concurrently with the sales of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expense. This indemnity shall be in addition to any liability Parent may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any Indemnified Party and shall survive the transfer of such securities by such holder.

           (b) Indemnification by the Selling Holder of
Registrable Securities. Each holder of Registrable Securities agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, Parent, its Affiliates and their respective directors, officers and employees, and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act), from and against any Losses resulting from (i) any untrue statement of a material fact or any omission of a material fact required to be stated in the Shelf Registration Statement (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or necessary to make the statements therein (in the case of any final, preliminary or summary Prospectus contained therein, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any written information furnished by such holder to Parent specifically for inclusion in the Shelf Registration Statement or (ii) any untrue statement or alleged untrue statement or omission or alleged omission made in any final, preliminary or summary Prospectus if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment or supplement to such Prospectus which has been made available to such holder and such holder fails to deliver such Prospectus as so amended or supplemented, if such delivery is required under applicable law or the applicable rules of any securities exchange, prior to or concurrently with a sale of the Registrable Securities. This indemnity shall be in addition to any liability such holder may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Parent or any indemnified party. The liability of each holder under the indemnity set forth in this Section 2.5(b) shall be limited to the amount of proceeds received by such holder in connection with sales of Registrable Securities pursuant to the Shelf Registration Statement.

           (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, or (iii) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent, which shall not be unreasonably withheld; provided, that an indemnifying party shall not be required to consent to any settlement involving the imposition of equitable remedies on such indemnifying party or involving the imposition of any material obligations on such indemnifying party other than financial obligations for which such indemnified party will be indemnified hereunder. If the indemnifying party assumes the defense, the indemnifying party shall have the right to settle such action without the consent of the indemnified party; provided, however, that the indemnifying party shall be required to obtain such consent (which shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the indemnified party or any decree or restriction on the indemnified party or its officers or directors. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of an unconditional release from all liability in respect to such claim or litigation. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate law firm admitted to practice in such jurisdiction at any one time for all such indemnified parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, or (y) a conflict or potential conflict exists or may exist (based on advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

           (d) Contribution. If for any reason the
indemnification provided for in the paragraphs (a) and (b) of this Section 2.5 is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by paragraphs
(a) and (b) of this Section 2.5, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 2.5, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.5(a) and 2.5(b) hereof without regard to the relative fault of said indemnifying parties or indemnified party.

           SECTION 2.6. Rules 144 and 144A. Parent covenants that it will use its reasonable best efforts to timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if Parent is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of Registrable Securities pursuant to Rule 144 or Rule 144A under the Securities Act, provided that Parent shall not be required to make any Adverse Disclosure), and it will take such further action as any holder of Registrable Securities may reasonably request (including providing a written acknowledgment to such holder that it has timely filed all such reports), all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Rule 144A, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission.

                            ARTICLE III
                           MISCELLANEOUS

           SECTION 3.1. Term. This Agreement shall terminate upon the expiration of the Shelf Period, except for the provisions of Sections 2.5, 2.6 and 3.4 hereof, which shall survive any such termination; provided, that the provisions set forth in Section
2.6 hereof shall terminate two years after the date hereof. Following the expiration of the Shelf Period, Parent shall have the right to terminate the effectiveness of the Shelf Registration Statement and the holders shall return to Parent all copies of the Shelf Registration Statement and copies of any final, preliminary or summary Prospectus contained therein (other than permanent file copies).

           SECTION 3.2. Notices. All notices, other communications or documents provided for or permitted to be given hereunder, shall be made in writing and shall be given either personally by hand-delivery, by facsimile transmission, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery:

           if to Parent or Sub:

                Capital One Financial Corporation
                2980 Fairview Park Drive
                Suite 1300
                Falls Church, Virginia 22042-4525
                Attention:  John Finneran, Esq.
                Fax:  (703) 205-1094

           with an additional copy to:

                Cleary, Gottlieb, Steen & Hamilton
                One Liberty Plaza
                New York, New York  10006
                Attention:  Victor Lewkow, Esq.
                Fax:  (212) 225-3999
           if to the Company or any of the Stock Sellers:

                Summit Acceptance Corporation
                3939 Belt Line Road
                Suite 500
                Dallas, Texas  75244
                Attention:  David R. Lawson
                Fax:  (972) 280-8647

           with additional copies to:

                G. Fulton Collins III
                1924 South Utica
                Suite 800
                Tulsa, Oklahoma  74104
                Facsimile:  (918) 748-9863

           and:

                Conner & Winters
                3700 First Place Tower
                15 East 5th Street
                Tulsa, Oklahoma 74103-4344
                Attention:  Robert A. Curry, Esq.
                Fax:  (918) 586-8548

           if to Capital Resources Lenders III, L.P.:

                Capital Resource Lenders III, L.P.
                85 Merrimac Street
                Suite 200
                Boston, Massachusetts  02114
                Attention:  Stephen M. Jenks
                Fax:  (617) 723-9819

           with an additional copy to:

                Testa, Hurwitz & Thibeault, LLP
                High Street Tower
                125 High Street
                Boston Massachusetts  02110
                Attention:  Andrew E. Taylor Jr., Esq.
                Fax:  (617) 248-7100
           if to Lincoln National Life Insurance Company or Lincoln National Income Fund, L.P.:

                c/o Lincoln Investment Management, Inc.
                200 East Berry Street
                Fort Wayne, Indiana  46802
                Attention:  Investments/Private Placements
                Fax:  (219) 455-5499

           if to J.P. Morgan Capital Corporation or Sixty Wall
           Street Fund, L.P.:

                c/o J.P. Morgan & Co. Incorporated
                60 Wall Street, 14th Floor
                New York, New York  10260
                Attention:  Meryl D. Hartzband
                Fax:  (212) 648-5002

           with an additional copy to:

                Davis Polk & Wardwell
                450 Lexington Avenue
                New York, New York  10017
                Attention:  Jeffrey D. Berman, Esq.
                Fax:  (212) 450-5425

           Each holder, by written notice given to Parent in accordance with this Section 3.2 may change the address to which notices, other communications or documents are to be sent to such holder. All notices, other communications or documents shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) upon transmission, if by facsimile transmission; (iii) five business days after being deposited in the mail, postage prepaid, if mailed by first class mail; and (iv) on the first business day with respect to which a reputable air courier guarantees delivery; provided, however, that notices of a change of address shall be effective only upon receipt.

           SECTION 3.3. Successors, Assigns and Transferees. (a) The registration rights of any holder under this Agreement with respect to any Registrable Securities may be transferred and assigned; provided, that no such assignment shall be binding upon or obligate Parent to any such assignee unless and until (i) Parent shall have received an agreement in writing from such assignee pursuant to which such assignee agrees to be bound by the terms hereof and the terms of Section 9.6 of the Merger Agreement, or such assignee, by the terms of the assignment, is bound by such terms, and (ii) unless such assignee is already a holder of Registrable Securities or such assignee is a partner of a holder that is a partnership that has made a distribution of Registrable Securities to the partners thereof, such assignee acquires Registrable Securities with an estimated market value of $1 million or more or, if less, all of the Registrable Securities held by the assignor thereof; provided, that an assignor shall notify Parent of any proposed assignment no less than three business days prior to such assignment; and provided, further, that in connection with any assignment the assignor shall provide to Parent all information relating to any assignee that Parent may reasonably request in connection with Parent's obligations under this Agreement. Any transfer or assignment made other than as provided in the first sentence of this Section 3.3 shall be null and void.

           (b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

           SECTION 3.4. Governing Law; Service of Process;
Consent to Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to the conflicts of laws rules thereof.

           (b) To the fullest extent permitted by applicable law, each party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Eastern District of Virginia and in any Virginia state court located in the Eastern District of Virginia and not in any other state or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the Commonwealth of Virginia for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby, (iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum, and (iv) irrevocably waives the right to trial by jury in any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby.

           SECTION 3.5. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

           SECTION 3.6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

           SECTION 3.7.  Amendment; Waiver.

           (a) This Agreement may not be amended or modified except by an instrument or instruments in writing making specific reference to this Agreement and signed by Parent and each of the holders of Registrable Securities then outstanding. Each holder of any Registrable

Securities at the time or thereafter outstanding shall be bound by any amendment, modification, waiver or consent authorized by this Section 3.7(a), whether or not such Registrable Securities shall have been marked accordingly.

           (b) The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

           SECTION 3.8. Counterparts. This Agreement may be executed in any number of separate counterparts and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

           IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.



                          CAPITAL ONE FINANCIAL CORPORATION


                          By:_______________________________
                             Name:
                             Title:


                          INITIAL HOLDERS:


                          __________________________________
                          David R. Lawson



                          __________________________________
                          G Fulton Collins III, as
                          Trustee of the G.
                          Fulton Collins III Management Trust



                          __________________________________
                          Suzanne McCabe Collins, as Trustee of
                          the Suzanne McCabe Collins, Jr. 1990
                          Qualified Subchapter S Trust



                          __________________________________
                          Suzanne McCabe Collins, as Trustee of
                          the George Fulton Collins IV 1997 Trust



                          __________________________________
                          Fulton Collins, as Trustee of the
                          Suzanne McCabe Collins, Jr. 1994 Trust

                          __________________________________
                          Fulton Collins, as Trustee of the
                          Catherine Elizabeth Collins 1994 Trust



                          __________________________________
                          Suzanne McCabe Collins, as Trustee of
                          the Catherine Elizabeth Collins 1990
                          Qualified Subchapter S Trust



                          __________________________________
                          Suzanne McCabe Collins, as Trustee of
                          the George Fulton Collins IV 1990
                          Qualified Subchapter S Trust



                          CAPITAL RESOURCE LENDERS III, L.P.
                          By: Capital Resource Partners III, L.L.C.
                              its General Partner


                          By_________________________________
                            Name:
                            Title:

                          THE LINCOLN NATIONAL LIFE
                           INSURANCE COMPANY
                          By: Lincoln Investment Management, Inc.
                              its Attorney-in-Fact


                          By_________________________________
                            Name:
                            Title:

                          LINCOLN NATIONAL INCOME FUND, L.P.


                          By_________________________________
                            Name:
                            Title:

                          J.P. MORGAN CAPITAL CORPORATION



                          By_________________________________
                            Name:
                            Title:

                          SIXTY WALL STREET FUND, L.P.



                          By_________________________________
                            Name:
                            Title:

                             EXHIBIT E



      Form of Individual Shareholder's Representation Letter

                                          July _, 1998

Capital One Financial Corporation
2980 Fairview Park Drive
Suite 1300
Falls Church, Virginia 22042-4525

Ladies and Gentlemen:

      I hereby acknowledge that I have received from Capital One Financial Corporation (the "Company") a copy of the Company's Private Placement Memorandum, dated July 8, 1998 (the "PPM"), and I hereby further acknowledge that I have reviewed the PPM and the draft Agreement and Plan of Merger (the "Agreement") included in the PPM. I have so received and reviewed such materials in connection with the Company's proposed acquisition of all the outstanding capital stock of Summit Acceptance Corporation, a Texas corporation ("Summit"), in exchange for shares of common stock of the Company (the "Shares"). I am aware that the representations and warranties contained herein are being furnished to you in order for you to determine whether Shares may be issued to me without registration thereof under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to
Section 4(2) of the Securities Act. I understand and acknowledge that: (a) you will rely on the representations set forth herein for purposes of such determination; (b) the Shares that I may receive pursuant to the transactions contemplated by the Agreement will not be registered under the Securities Act in reliance upon the exemption afforded by Section 4(2) of the Securities Act; (c) the Shares that I may receive cannot be transferred and must be held indefinitely unless registered under the Securities Act or unless an exemption from registration is available; and (d) except as may be expressly set forth in any registration rights agreement executed by the Company in connection with the Agreement, the Company is under no obligation to provide or take any action in connection with any such registration or exemption.

      With the above in mind, I hereby represent and warrant to you, and agree with you, as follows:

      1. I am acquiring the Shares solely for my own account, and not for any other person, for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof.

      2. I will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any such Shares (or solicit any offers to buy, purchase or take a pledge of any Shares), except in compliance with the Securities Act and the rules and regulations thereunder.

      3. I will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any such Shares (or solicit any offers to buy, purchase or take a pledge of any such Shares), or remove any legend that appears on any certificate evidencing such Shares stating that such Shares, have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale of such Shares without first providing the Company with such certificates, opinions of legal counsel or other documents as the Company may reasonably request in connection with ensuring compliance with the Securities Act and the rules and regulations thereunder.

      4. My financial situation is such that I can afford to bear the economic risk of holding such Shares for an indefinite period of time.

      5. I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of an investment in the Shares. I have reviewed the PPM and the Agreement and understand all the terms thereof and understand the risks relating to an investment in the Shares.

      6. I have been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms of the PPM and the Agreement and to obtain any additional information which I deem necessary to verify the accuracy of the information supplied to me.

      7.   Either (check one):

      ___  I am an "accredited investor" as defined below;


      ___ I am not an "accredited investor," but I have discussed with _____________________, as my purchaser representative ("Purchaser Representative"), whether an investment by me in the Shares is appropriate in light of my financial circumstances, and I have received the advice of such Purchaser Representative with respect to the merits and risks of such an investment. Such Purchaser Representative has reviewed this letter, and together with such Purchaser Representative, and with the benefit of his or her advice, I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of an investment in Shares.

      Definition of Accredited Investor.

           A natural person is an "accredited investor" if, among other things, any one of the following tests is met:

           (a) Such person has an individual net worth, or joint net worth with his or her spouse, in excess of $1,000,000 at the time of the purchase of Shares. For the purposes of calculating "net worth" under this test, all assets should be counted, including residences, furnishings, automobiles and equity interests in Summit.

           (b) Such person had an individual income in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching at least the same income level in the current year. The term "income" for the purposes of this test is not limited to taxable income, but may be adjusted for various deductions, exemptions or exclusions utilized to reduce gross income through legitimate tax planning. Income may include contributions to a profit sharing or retirement plan if such stockholder's rights in such plan have vested. Income generally may not include any unrealized capital appreciation.

      8. The following are persons who will receive Shares pursuant to the Agreement and whose principal residence is the same as mine:

      9. The following are trusts that will receive Shares pursuant to the Agreement and in which I, together with any of the persons listed in paragraph 8 above, collectively have more than 50 percent of the beneficial interest (excluding contingent interest):

      10. I agree to notify you promptly of any events occurring prior to the issuance of any Shares to me or any circumstances that would make any of the representations, warranties, agreements or other information set forth herein untrue or inaccurate.


                           Very truly yours,


                           ______________________________
                           Signature


                           ______________________________
                           Print Name


                           ______________________________
                           Street Address


                           ______________________________
                           City, State and Zip Code


                           ______________________________
                           Telephone Number

                            EXHIBIT F




              Form of Trust's Representation Letter

                                          July _, 1998

Capital One Financial Corporation
2980 Fairview Park Drive
Suite 1300
Falls Church, Virginia 22042-4525

Ladies and Gentlemen:


      I am the trustee (the "Trustee") of the _____ Trust (the
"Trust"), pursuant to the Trust Agreement, dated ____________, among ____________________________.



      I hereby acknowledge that I have received from Capital One Financial Corporation (the "Company") a copy of the Company's Private Placement Memorandum, dated July 8, 1998 (the "PPM"), and I hereby further acknowledge that I have reviewed the PPM and the draft Agreement and Plan of Merger (the "Agreement") included in the PPM. I have so received and reviewed such materials in connection with the Company's proposed acquisition of all the outstanding capital stock of Summit Acceptance Corporation, a Texas corporation ("Summit"), in exchange for shares of common stock of the Company (the "Shares"). I am aware that the representations and warranties contained herein are being furnished to you in order for you to determine whether Shares may be issued to the Trust without registration thereof under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) of the Securities Act. I understand and acknowledge that: (a) you will rely on the representations set forth herein for purposes of such determination; (b) the Shares that the Trust may receive pursuant to the transactions contemplated by the Agreement will not be registered under the Securities Act in reliance upon the exemption afforded by Section 4(2) of the Securities Act; (c) the Shares that the Trust may receive cannot be transferred and must be held indefinitely unless registered under the Securities Act or unless an exemption from registration is available; and (d) except as may be expressly set forth in any registration rights agreement executed by the Company in connection with the Agreement, the Company is under no obligation to provide or take any action in connection with any such registration or exemption.

      With the above in mind, in my capacity as Trustee, I hereby represent and warrant to you, and agree with you, as follows:

      1. The Trust is acquiring the Shares solely for the account of the Trust, and not for any other person, for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof.

      2. The Trust will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any such Shares (or solicit any offers to buy, purchase or take a pledge of any such Shares), except in compliance with the Securities Act and the rules and regulations thereunder.

      3. The Trust will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any such Shares (or solicit any offers to buy, purchase or take a pledge of any such Shares), or remove any legend that appears on any certificate evidencing such Shares stating that such Shares have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale of such Shares without first providing the Company with such certificates, opinions of legal counsel or other documents as the Company may reasonably request in connection with ensuring compliance with the Securities Act and the rules and regulations thereunder.

      4. The financial situation of the Trust and the beneficiaries thereof is such that the Trust and the beneficiaries thereof can afford to bear the economic risk of having the Trust hold such Shares for an indefinite period of time.

      5. The Trust will acquire the Shares at my direction. I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of an investment in the Shares. I have reviewed the PPM and the Agreement and understand all the terms thereof and understand the risks relating to an investment in the Shares.

      6. I have been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the terms of the PPM and the Agreement and to obtain any additional information which I deem necessary to verify the accuracy of the information supplied to me.

      7.   Check one:

      ___ The Trust is an "accredited investor," as defined on Annex A.

      ___ The Trust is not an "accredited investor," as defined on Annex A.


      8. The following is a list of the beneficiaries of the Trust and the percentage of the beneficial interest in the Trust held by each beneficiary:

      9. The following is a list of those beneficiaries of the Trust and those persons who share a principal residence with a beneficiary of the Trust, who will receive Shares in their individual capacity (i.e. not as a beneficiary of the Trust or any other trust):

      10. I agree to notify you promptly of any events occurring prior to the issuance of any Shares regarding the Trust or any circumstances that would make any of the representations, warranties, agreements or other information set forth herein untrue or inaccurate.


                            Very truly yours,


                            ______________________________
                            Signature


                            ______________________________
                            Print Name


                            ______________________________
                            Street Address


                            ______________________________
                            City, State and Zip Code


                            ______________________________
                            Telephone Number

Definition of Accredited Investor.

           A trust is an "accredited investor" if, among other things, either of the following tests is met:

           (a) Such trust has total assets (including equity interests in Summit) in excess of $5,000,000, was not formed for the specific purpose of acquiring the Shares, and the purchase of the Shares by such trust will be directed by a person who has such knowledge and experience in financial affairs and business matters that he or she is capable or evaluating the merits and risks of an investment in the Shares; or

           (b) All holders of beneficial interests in the trust are "accredited investors."


           A natural person is an "accredited investor" if, among other things, either of the following tests is met:

           (a) Such person has an individual net worth, or joint net worth with his or her spouse, in excess of $1,000,000 at the time of the purchase of Shares. For the purposes of calculating "net worth" under this test, all assets should be counted, including residences, furnishings, automobiles and equity interests in Summit; or

           (b) Such person had an individual income in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching at least the same income level in the current year. The term "income" for the purposes of this test is not limited to taxable income, but may be adjusted for various deductions, exemptions or exclusions utilized to reduce gross income through legitimate tax planning. Income may include contributions to a profit sharing or retirement plan if such stockholder's rights in such plan have vested. Income generally may not include any unrealized capital appreciation.

                             EXHIBIT G




     Form of Corporation/Partnership's Representation Letter

                                          July _, 1998

Capital One Financial Corporation
2980 Fairview Park Drive
Suite 1300
Falls Church, Virginia 22042-4525

Ladies and Gentlemen:

      _________ (the "Investor") hereby acknowledges that it has received from Capital One Financial Corporation (the "Company") a copy of the Company's Private Placement Memorandum, dated July 8, 1998 (the "PPM"), and the Investor further acknowledges that responsible officials of Investor have reviewed the PPM and the draft Agreement and Plan of Merger (the "Agreement") included in the PPM. Such materials have been received and reviewed in connection with the Company's proposed acquisition of all the outstanding capital stock of Summit Acceptance Corporation, a Texas corporation ("Summit"), in exchange for shares of common stock of the Company (the "Shares"). The Investor is making the representations and warranties contained herein to you in order for you to determine whether Shares may be issued to the Investor without registration thereof under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) of the Securities Act. The Investor understands and acknowledges that:
(a) you will rely on the representations set forth herein for purposes of such determination; (b) the Shares that the Investor may receive pursuant to the transactions contemplated by the Agreement will not be registered under the Securities Act in reliance upon the exemption afforded by Section 4(2) of the Securities Act; (c) the Shares that the Investor may receive cannot be transferred and must be held indefinitely unless registered under the Securities Act or unless an exemption from registration is available; and (d) except as may be expressly set forth in any registration rights agreement executed by the Company in connection with the Agreement, the Company is under no obligation to provide or take any action in connection with any such registration or exemption.

      The Investor hereby represents and warrants to you, and agrees with you, as follows:

      1. The Investor is acquiring the Shares solely for the account of the Investor, and not for any other person, for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof.

      2. The Investor will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any such Shares (or solicit any offers to buy, purchase or take a pledge of any such Shares), except in compliance with the Securities Act and the rules and regulations thereunder.

      3. The Investor will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any such Shares (or solicit any offers to buy, purchase or take a pledge of any such Shares), or remove any legend that appears on any certificate evidencing such Shares stating that such Shares have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale of such Shares without first providing the Company with such certificates, opinions of legal counsel or other documents as the Company may reasonably request in connection with ensuring compliance with the Securities Act and the rules and regulations thereunder.

      4. The financial situation of the Investor is such that the Investor can afford to bear the economic risk of holding such Shares for an indefinite period of time.

      5. The Investor will acquire the Shares at the direction of responsible officials of the Investor. Such officials have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Shares on behalf of the Investor. Such officials have reviewed the PPM and the Agreement and understand all the terms thereof and understand the risks relating to an investment in the Shares.

      6. Officials of the Investor have been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the terms of the PPM and the Agreement and to obtain any additional information which such officials deem necessary to verify the accuracy of the information supplied to them.

      7.   Check one:

      ___ The Investor is an "accredited investor," as defined on Annex A.

      ___ The Investor is not an "accredited investor," as defined on Annex A.

      8. If the Investor is not an "accredited investor" please list all equity owners of the Investor.


      9. The Investor hereby agrees to notify you promptly of any events occurring prior to the issuance of any Shares regarding the Investor or any circumstances that would make any of the representations, warranties, agreements or other information set forth herein untrue or inaccurate.

      Notwithstanding the foregoing, nothing herein shall be construed so as to give any person other than the Investor the right to dispose of the Shares.

                               Very truly yours,


                               [INVESTOR]


                               By___________________________
                               Name:
                               Title:

Definition of Accredited Investor.

           A corporation or partnership is an "accredited investor" if, among other things, either of the following tests is met:

           (a) Such entity has total assets (including equity interests in Summit) in excess of $5,000,000, and was not formed for the specific purpose of acquiring the Shares; or

           (b) All equity owners of the Investor are "accredited investors."


           A natural person is an "accredited investor" if, among other things, either of the following tests is met:

           (a) Such person has an individual net worth, or joint net worth with his or her spouse, in excess of $1,000,000 at the time of the purchase of Shares. For the purposes of calculating "net worth" under this test, all assets should be counted, including residences, furnishings, automobiles and equity interests in Summit; or

           (b) Such person had an individual income in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching at least the same income level in the current year. The term "income" for the purposes of this test is not limited to taxable income, but may be adjusted for various deductions, exemptions or exclusions utilized to reduce gross income through legitimate tax planning. Income may include contributions to a profit sharing or retirement plan if such stockholder's rights in such plan have vested. Income generally may not include any unrealized capital appreciation.